AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2001
                                                      REGISTRATION NO. 333-30144
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ___________________________

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ___________________________
                        FUTURUS FINANCIAL SERVICES, INC.
                 (Name of Small Business Issuer in its Charter)

         GEORGIA                       6021                      58-2485661
(State or other jurisdiction      (Primary Standard           (I.R.S. Employer
   of incorporation or        Industrial Classification      Identification No.)
      organization)                Code Number)

  281 SOUTH MAIN STREET, SUITE 105A, ALPHARETTA, GEORGIA 30004  (770) 667-7899
         (Address, and telephone number of principal executive offices)

                   WINDWARD PARKWAY, ALPHARETTA, GEORGIA 30004
(Address of principal place of business or intended principal place of business)

                                WILLIAM M. BUTLER
                        FUTURUS FINANCIAL SERVICES, INC.
                                 281 SOUTH MAIN
                               STREET, SUITE 105A
                            ALPHARETTA, GEORGIA 30004
                                 (770) 667-7899
                    (Name, address, and telephone number, of
                                agent for service)
                           ___________________________

                                   COPIES  TO:

                            KATHRYN L. KNUDSON, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA  30303
                                 (404) 572-6600

     Approximate date of proposed sale to the public: as soon as practicable after this Registration Statement has become effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                           ___________________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                              1,100,000  SHARES

                        FUTURUS FINANCIAL SERVICES, INC.

                       A Proposed Bank Holding Company for

                      FUTURUS BANK, N.A. (In Organization)

                                  COMMON STOCK

                                $10.00 PER SHARE
                    _________________________________________

     We are offering shares of Futurus Financial Services, Inc. common stock to raise the money required to start Futurus Bank, N.A., a new national bank in organization. Futurus Financial Services will be the holding company and sole shareholder of Futurus Bank after it is organized. Futurus Bank will be headquartered in Alpharetta, Georgia, and we expect to open Futurus Bank in late first quarter or early second quarter of 2001. No public market exists for our shares.

     The shares will be sold primarily by our officers and directors. The offering is scheduled to end on February 14, 2001, but we may extend the offering until March 31, 2001. The minimum purchase requirement is 100 shares.

     We will place all the money we receive in the offering with an independent escrow agent who will hold the money until we sell at least 750,000 shares and Futurus Bank has either satisfied or is in a position to satisfy all of the conditions upon which its preliminary approval from the Office of the Comptroller of the Currency is contingent. If we do not meet with these requirements before the end of the offering period, March 31, 2001, we will return all funds to the subscribers with interest earned, if any.

     This table summarizes the minimum and maximum proceeds that we expect to receive from the offering.

                                         ________________________
                                          OFFERING  MINIMUM          OFFERING  MAXIMUM
                                         ------------------          -----------------
                                         PER SHARE   TOTAL       PER SHARE     TOTAL
                                         ---------   -----      ----------     -----
Public  offering  price . . . . . . . .  $  10.00  $ 7,500,000  $  10.00   $ 11,000,000
Proceeds to the company, before expenses $  10.00  $ 7,500,000  $  10.00   $ 11,000,000
                                         ________________________

     Each of our organizers will receive a warrant to purchase up to one additional share of common stock for each share he or she purchases in the offering. Once vested, our organizers may exercise their warrants and purchase additional shares of common stock at an exercise price of $10 per share. We describe the warrants in more detail under the heading "Executive Compensation-Warrants" on page 45.

     We intend to provide individuals who purchase shares in the offering the opportunity to open a founders checking account with Futurus Bank once it begins its banking operations. By opening a founders checking account, the account holder will be able to receive various banking services at either no charge or a reduced charge. For example, we anticipate that founders checking accounts would not be subject to any monthly maintenance fees for as long as the account holder remains a shareholder of Futurus Financial Services.

     OUR COMMON STOCK IS NOT A DEPOSIT OR A BANK ACCOUNT AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD NOT INVEST IN THIS OFFERING UNLESS YOU CAN AFFORD TO LOSE ALL OF YOUR INVESTMENT. WE HAVE DESCRIBED WHAT WE BELIEVE ARE THE MATERIAL RISKS OF THIS INVESTMENT UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                February __, 2001

                        FUTURUS FINANCIAL SERVICES, INC.
                                       AND

                      FUTURUS BANK, N.A. (IN ORGANIZATION)
                                   MARKET AREA




          [MAP ILLUSTRATING OUR PRIMARY SERVICE AREA IS INSERTED HERE]

                                     SUMMARY

     This summary does not contain all the information you should consider before investing in the common stock. We encourage you to read carefully the entire prospectus before investing. See page 5 for instructions on how to subscribe for shares.

FUTURUS  FINANCIAL  SERVICES  AND  FUTURUS  BANK

     Futurus Financial Services, Inc. is a Georgia corporation that was incorporated on August 12, 1999 to organize and serve as the holding company for Futurus Bank, N.A., a national bank in organization. Futurus Bank will operate as a community bank emphasizing personalized banking relationships with individuals and businesses predominantly located in the northern part of Georgia's Fulton County, which includes the communities of Alpharetta, Windward, Roswell, Northridge and Sandy Springs.

     On February 14, 2000 we received preliminary approval from the Office of the Comptroller of the Currency to organize Futurus Bank as a national bank in Alpharetta, Georgia. In our application to the Office of the Comptroller of the Currency, we indicated that we anticipated raising at least $9 million in capital and investing approximately $8.5 million in Futurus Bank. On December 18, 2000, we filed an amendment to our application to reflect changes in the number of shares to be sold in this offering and, therefore, in the amount of capital to be invested in Futurus Bank. The amended application indicates that we expect to invest $7.0 million in Futurus Bank and to raise at least $7.5 million in capital as a result of this offering. Our amended application is pending.

     In order to receive final approval of our application to organize Futurus Bank, we will also be required to receive FDIC approval of our application for deposit insurance and implement appropriate banking policies and procedures. On April 18, 2000 we received preliminary approval from the FDIC for deposit insurance, and on April 28, 2000 we received approval from the Federal Reserve to become a bank holding company and to acquire all of the capital stock of Futurus Bank. After receiving final regulatory approvals, we anticipate beginning operations at a temporary facility in late first quarter or early second quarter of 2001, and we expect to move to our permanent facility in the fourth quarter of 2001.

RECENT  DEVELOPMENTS

     We originally offered common stock of Futurus Financial Services with a prospectus dated July 14, 2000. Under applicable rules, we had to terminate that offering to reduce the minimum number of shares being sold. At the time of termination we had approximately $1.8 million in our escrow account, but had commitments from investors (including the escrowed funds) in excess of $7.5 million.

     One of our initial organizers and directors, Richard W. Stimson, has resigned as a director because he has spent most of the last six months working outside of the United States in his new position as Vice President of Legal Affairs for Nokia of the Americas with the Nokia Corporation. Mr. Stimson is continuing as an organizer. Additionally, Johnny W. Masters, Sr. has joined us as an organizer and subject to regulatory approval will be a director of Futurus Financial Services and Futurus Bank. See "Management" on page 35.

WHY WE ARE ORGANIZING A NEW BANK IN NORTHERN FULTON COUNTY

     We believe an attractive opportunity exists in the northern Fulton County market for a locally headquartered community bank that focuses on personalized service to individuals and businesses located within our primary service area. The northern Fulton County market is growing and has a highly diversified economic base. For example, according to the Greater Northern Fulton Chamber of Commerce, northern Fulton County's broad economic base ranges from large corporations such as AT&T Corporation, Compaq Computer Corporation and United Parcel Service of America, Inc., to an extensive variety of small businesses that, when combined, comprise approximately 85% of the membership of the local
chamber  of  commerce.   Northern  Fulton  County  is  also  a  popular  retail
destination featuring North Point Mall, which, according to mall management, generated more than $500 million in 1998 annual sales and had a traffic count of over 6.7 million vehicles in 1999.

     We believe that northern Fulton County will support continued growth. According to information compiled by CACI Marketing Systems, Inc., a marketing research firm, during the nine-year period from 1990 to 1999 the population in our primary service area grew from 160,592 to 221,864, representing a 38% increase. Additionally, the United States Census Bureau estimates that over the next five years average annual household income in the same area will increase from $67,730 to $76,357. We anticipate that the area's expanding population and expected growth in household income will increase the deposit base for our primary service area.

     According to the FDIC, bank and thrift deposits in Futurus Bank's primary service area grew from approximately $2.3 billion in June 1995 to more than $3.0 billion in June 1999. This multi-billion dollar deposit base is primarily controlled by national and super-regional banks, which include Bank of America, Wachovia, First Union, SunTrust and SouthTrust. Although these large financial institutions are well established in the area, local community banks have been successful in competing with these large banks for deposits. For example, based on FDIC deposit information from June 1995 to June 1999, the combined relative deposit market share for these large regional and super-regional banks has decreased from 80.8% to 68.4%. During the same period, the combined relative deposit market share of five community banks operating within our primary service area increased from 10.1% to 20.4%. See "Proposed Business of Futurus Financial Services and Futurus Bank-Market Opportunities-Competition" on page 25.

     Although we expect community banks and thrifts operating within our market area to compete directly with Futurus Bank, none of these community-oriented competitors has a location within approximately three miles of our proposed main office site. As a result, we believe that we have an opportunity to bring community banking to an underserved, local market. See "Proposed Business of Futurus Financial Services and Futurus Bank" on page 24.

     We recognize that most of our competitors have substantially greater resources and lending limits than Futurus Bank will have and provide other services, such as extensive and established branch networks and trust services, that Futurus Bank does not expect to provide initially. As a result of these competitive factors, Futurus Bank may have to pay higher interest rates to attract depositors or extend credit with lower interest rates to attract borrowers.

DIRECTORS AND OFFICERS

     Our management team is led by William M. Butler, the president and chief executive officer of Futurus Financial Services and the proposed president and chief executive officer of Futurus Bank. Mr. Butler has over 17 years of experience in the banking industry and has served in various management positions throughout his career with both Charter Bank & Trust, Marietta, Georgia, and Bank South, Atlanta, Georgia. Our management team also includes
R. Wesley Fuller, the executive vice president and chief financial officer of Futurus Financial Services and the proposed chief financial officer of Futurus Bank, and Suzanne T. Phipps, the senior vice president of Futurus Financial Services and the proposed chief lending officer and chief credit officer for Futurus Bank. Mr. Fuller has over 16 years of experience in bank accounting and operations, including managing the operations functions for Premier Bancshares and Premier Bank. Ms. Phipps has approximately 12 years of credit and lending experience and most recently served as a credit risk officer for Banc of America Specialty Finance, Inc., an affiliated entity of Bank of America.


     Our board of directors, who will also be directors of Futurus Bank, will consist of 10 of our 11 organizers. The current members of our board of directors are:

          -  William  M.  Butler              -  Gregory  A.  Janicki
          -  C.  Parke  Day                   -  Donald S. Shapleigh, Jr.
          -  Nathan E. Hardwick, IV           -  Danny L. Tesney
          -  Michael  S.  Hug                 -  Joel  P.  Weinbach
          -  Deborah  M.  Janicki

     Subject to regulatory approval, Johnny W. Masters, Sr. will also serve as a director of Futurus Financial Services and Futurus Bank. Our directors intend to utilize their diverse backgrounds and their extensive local business relationships to attract clients from all segments of Futurus Bank's primary service area.


     In addition, we expect to benefit from our potential referral relationship with Real Estate Financial Services, Inc., a retail mortgage lending company that is principally owned by two members of our board of directors, Gregory A. Janicki and Deborah M. Janicki. Real Estate Financial Services has expressed an interest in establishing a referral relationship with us, which may provide Futurus Bank with an important source of new banking relationships with individuals and businesses that are locating to the metropolitan Atlanta area and help build our client base and loan portfolio.

ANTI-TAKEOVER  PROVISIONS


     Our directors have been divided into three classes and serve staggered terms. As a result, roughly one-third of our directors will be elected each year. One of the purposes for staggering our board, as well as having other specific provisions in our articles of incorporation and bylaws, is to provide our board of directors with the opportunity and flexibility to implement our management philosophy and strategy, and to protect Futurus Financial Services' interests. These provisions may have an effect of limiting our shareholders' ability to change the composition of our management or discourage some takeover bids. See "Selected Provisions of the Articles of Incorporation and Bylaws" on page 51.


PRODUCTS  AND  SERVICES

     We plan to offer our products and services through high quality, personalized delivery systems while providing our clients with the financial sophistication and array of products typically offered by a larger bank. Futurus Bank's lending services will include consumer loans, commercial loans to small- to medium-sized businesses and professional concerns and real estate-related loans. Futurus Bank will offer a broad array of deposit services including demand deposits, regular savings accounts, money market deposits, certificates of deposit and individual retirement accounts. We will also provide additional services like ATM cards, debit cards, travelers checks, direct deposit, automatic transfers and courier services for targeted commercial clients. We intend to offer our services through a variety of delivery systems including online banking, automated teller machines, telephone banking and, in the future, additional branch offices.

PHILOSOPHY  AND  STRATEGY

     Our management philosophy is to deliver superior service to our clients and to create a banking experience that motivates them to tell others about Futurus Bank. As part of our marketing effort, we will employ a "high tech, high touch" theme to emphasize our commitment to complement our client-oriented service approach with user-friendly technologies. We believe that this philosophy, encompassing the service aspects of community banking with the perceived convenience of larger banks, will distinguish Futurus Bank from its competitors.

     To  carry  out  our  philosophy,  our  business  strategy  will  involve:

     - Positioning Futurus Bank's main office as a retail center rather than merely a place to complete a banking transaction by providing both banking and non-banking services that allow our clients to experience a new way of banking.

     - Utilizing technology and strategic outsourcers to provide a broad array of convenient products and services.

     -    Hiring  and  retaining  highly   experienced  and  qualified   banking
          personnel, preferably with established client relationships, and viewing our staff not as our employees, but as our associates.

     - Positioning our main office in a highly visible location that is near a large concentration of our targeted commercial and residential clients.

     -    Capitalizing  on  the  directors'  and  officers'   diverse  community
          involvement,   professional  expertise,   and  personal  and  business
          contacts within our primary service area.

     - Attracting our initial client base by offering highly competitive interest rates on our deposit accounts.

     -    Providing    individualized    attention   with   consistent,    local
          decision-making authority.

     -    Implementing an aggressive marketing program.

     - Capitalizing on industry consolidation within our primary service area.

THE  OFFERING  AND  OWNERSHIP  BY  OUR  ORGANIZERS  AND  DIRECTORS


     We expect to sell between 750,000 and 1,100,000 shares in this offering at a price of $10.00 per share and to raise between $7.5 million and $11.0 million in gross proceeds. Our organizers and directors intend to purchase at least 257,700 shares, which will represent 34.4% of the minimum shares offered and 23.4% of the maximum shares offered. Our organizers may also purchase an aggregate of approximately 350,000 additional shares if necessary to complete the offering. To reward our organizers for their financial risk and efforts in organizing Futurus Financial Services and Futurus Bank, they will receive warrants to purchase additional shares of common stock at $10.00 per share. We intend to issue warrants to the organizers to purchase an aggregate number of shares equal to 22% of the number of shares sold in this offering, up to a maximum of 241,200 shares. Accordingly, based on the number of shares the organizers intend to purchase in the offering, we will issue the organizers warrants to purchase an aggregate of 165,000 shares if the minimum number of shares is sold in the offering and 241,200 shares if the maximum number of shares is sold in the offering.

     We hope to sell the remaining shares to individuals and businesses primarily within the Atlanta metropolitan area who share our desire to support a new community bank. As our way of saying thank you to those individuals who purchase shares of our common stock in the offering, we anticipate providing to these individuals founders checking accounts with Futurus Bank once it begins its banking operations. By opening a founders checking account, the account holder will be able to receive various banking services at no charge or a reduced charge. For example, we anticipate that founders checking accounts would not be subject to any monthly maintenance fees for as long as the account holder remains a shareholder of Futurus Financial Services.


     The 750,000 minimum and the 1,100,000 maximum shares of common stock offered do not include up to 241,200 shares issuable upon the exercise of the warrants to be issued to our organizers nor up to 88,000 shares that we may issue under our stock incentive plan.


USE  OF  PROCEEDS

     We will use the first $7.0 million raised in this offering to capitalize Futurus Bank. This is the amount of capital that our banking regulators will require us to invest in Futurus Bank prior to its opening. We will use the remaining net proceeds of this offering to repay the amount drawn on our line of credit, to provide Futurus Financial Services with working capital and for other general business purposes. Additionally, Futurus Bank will use the funds that it receives from Futurus Financial Services to lease the site for its main office, to construct and furnish the facility and to provide working capital to operate Futurus Bank. For more detailed information, see "Use of Proceeds" on page 17.

WE  WILL  HOLD  THE  SUBSCRIPTION  FUNDS  IN  ESCROW

     Because we cannot open Futurus Bank without final regulatory approvals, we will place all the proceeds received from the offering with an independent escrow agent, The Bankers Bank, Atlanta, Georgia. As escrow agent, The Bankers Bank will hold these funds until we raise a minimum of $7.5 million and Futurus Bank has either satisfied or is in a position to satisfy all of the conditions upon which its preliminary approval from the Office of the Comptroller of the Currency is contingent. We currently intend to close the offering on February 14, 2001, but may extend the offering until March 31, 2001. If we fail to meet the minimum escrow amount or if Futurus Bank fails to satisfy all of the conditions upon which its preliminary approval is contingent, our escrow agent will promptly refund your subscription in full with interest earned, if any.

HOW  TO  SUBSCRIBE

     If  you  wish  to  subscribe  for  shares  you  should:

     - Complete, date, and execute the subscription form delivered with this prospectus;

     - Make a check, bank draft, or money order payable to "The Bankers Bank, Escrow Account for Futurus Financial Services, Inc." in the amount of $10.00 multiplied by the number of shares for which you subscribed; and

     -    Deliver the completed subscription form and check to:

By Hand:     Futurus Financial Services, Inc       By Mail:     Futurus Financial Services, Inc.
             281  South  Main  Street                           P.O.  Box  1145
             Suite  105A                                        Alpharetta,  Georgia  30009
             Alpharetta,  Georgia  30004                        Attention:  William  M.  Butler
             Attention:  William  M.  Butler

     If you have any questions about the offering or how to subscribe, please call William M. (Bill) Butler or R. Wesley Fuller at Futurus Financial Services, Inc. at (770) 667-7899 or Gregory A. (Greg) Janicki at Real Estate Financial Services, Inc. at (770) 642-2323. You should retain a copy of the completed subscription form for your records. The subscription price is due and payable when the subscription form is delivered. All subscriptions will be irrevocable until the close of the offering. See "The Offering" on page 14 for more information.

LOCATION  OF  OFFICES

      The address and phone number of our temporary executive offices are:

                              281 South Main Street
                                   Suite 105A
                            Alpharetta, Georgia 30004
                                 (770) 667-7899

       Our permanent main office and executive offices will be located at:

                                Windward Parkway
                            Alpharetta, Georgia 30004


     Our main office will be a building with approximately 7,100 square feet located on a 1.35 acre site that is one-half mile west of Georgia Highway 400 on Windward Parkway. We anticipate that construction of our main office will begin once we have raised a minimum of $7.5 million. Once construction begins, we expect that our main office will be completed within four to six months. Until our main office is completed, we plan to begin our operations in a temporary facility that will be located approximately three miles from our permanent site. Our temporary facility will be located in the Alpharetta Square shopping center just south of the Alpharetta Highway (also known as South Main Street) and Old Milton Parkway intersection. We anticipate that we will open for business in our temporary facility in late first quarter or early second quarter of 2001.

                                  RISK FACTORS

     The following paragraphs describe what we believe are the material risks of an investment in the common stock. We may face other risks as well, which we have not anticipated. An investment in the common stock involves a significant degree of risk, and you should not invest in the common stock unless you can afford to lose your entire investment. Before deciding to invest in the common stock, please carefully read the entire prospectus, including the cautionary statement following the Risk Factors regarding the use of forward-looking statements.

WE HAVE NO OPERATING HISTORY UPON WHICH TO BASE AN ESTIMATE OF OUR FUTURE FINANCIAL PERFORMANCE.

     We do not have any operating history on which to base any estimate of our future earning prospects. Futurus Financial Services was only recently formed, and Futurus Bank will not receive final approval from the Office of the Comptroller of the Currency to begin operations until after this offering is completed. Consequently, you will not have access to historical information that would be helpful in deciding whether to invest in Futurus Financial Services.

WE EXPECT TO INCUR LOSSES INITIALLY, AND YOU MAY NOT RECOVER ALL OR ANY PART OF YOUR INVESTMENT IF WE DO NOT BECOME PROFITABLE.

     Most new banks incur substantial start-up expenses, are not profitable in the first year of operation and, in some cases, are not profitable for several years. If we are ultimately unsuccessful, you may not recover all or any part of your investment in the common stock. Additionally, Futurus Bank's loans will initially be unseasoned-new loans to new borrowers. As a result, it will take several years to establish the borrowers' payment histories, making it more difficult to evaluate reliably the quality of the loan portfolio. Our profitability will depend on Futurus Bank's profitability, and we can give no assurance that Futurus Bank will ever operate profitably. Since this is our first offering, our auditors have included in their audit report a statement that absent the completion of the offering, there is doubt that we will have the ability to continue as a going-concern. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations" on page 21.

FAILURE TO IMPLEMENT OUR BUSINESS STRATEGIES MAY ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

     If we cannot implement our business strategies, we will be hampered in our ability to develop business and serve our clients, which could in turn have an adverse effect on our financial performance. The organizers have developed a business plan that details the strategies that we intend to implement in our efforts to achieve profitable operations. Our business strategies include establishing a "high tech, high touch" niche, positioning our main office as a retail center, hiring highly qualified associates and opening our strategically located, full service office in the fourth quarter of 2001. Even if our business strategies are successfully implemented, they may not have the favorable impact on operations that we anticipate. See "Proposed Business of Futurus Financial Services and Futurus Bank-Philosophy and Strategy" on page 26.

DEPARTURES  OF  OUR  KEY  PERSONNEL  OR  DIRECTORS  MAY  IMPAIR  OUR OPERATIONS.

     If any of our executive officers were to leave Futurus Bank, our operations could suffer due to the costs associated with recruiting new personnel and orienting them to our business. Particularly, we believe William M. Butler is important to our success, and if he terminates his employment with us, our financial condition and results of operations may be adversely affected. Mr. Butler has been instrumental in our organization and will be the key management official in charge of our daily business operations. While we have entered into a three-year employment agreement with Mr. Butler we cannot be assured of his continued service.

     Additionally, our directors' community involvement, diverse backgrounds and extensive local business relationships are important to our success. For example, we expect to benefit from our potential relationship with Real Estate Financial Services. If Mr. or Mrs. Janicki, the owners of Real Estate Financial Services, or any of our other directors discontinues his or her relationship with us for whatever reason, or if the composition of our board of directors changes materially, our growth could be adversely affected. See "Management" on page 35.

A DELAY IN BEGINNING FUTURUS BANK'S OPERATIONS WILL RESULT IN ADDITIONAL LOSSES.

     A delay in the start of Futurus Bank's operations will increase pre-opening expenses and postpone Futurus Bank's realization of potential revenues. This could cause our accumulated deficit to increase as a result of continuing operating expenses, such as salaries and other administrative expenses, coupled with our lack of revenue. Although we expect to receive all final regulatory approvals and to begin business in late first quarter or early second quarter of 2001, we can give no assurance as to when, if at all, these events will occur.

IF  REGULATORY  CONDITIONS  ARE NOT SATISFIED, WE MAY DISSOLVE AND LIQUIDATE AND
YOU  MAY  ONLY  RECEIVE  A  PORTION,  IF  ANY,  OF  YOUR  INVESTMENT.

     If we do not receive final approval for Futurus Bank to start its banking operations, we anticipate that we will dissolve Futurus Financial Services. If we dissolve Futurus Financial Services after we have received the escrowed funds, shareholders will receive only a portion, if any, of their original investment because we will have used the proceeds of the offering to pay all expenses of the offering, organizational and pre-opening expenses and capital costs incurred through the time that Futurus Financial Services is finally dissolved. Although we have applied for the requisite regulatory approvals to begin banking operations, final approvals may not be granted in a timely manner, if at all. The terms of escrow release are not conditioned upon the receipt of final regulatory approvals. See "The Offering" on page 14.

WE WILL FACE STRONG COMPETITION FOR CLIENTS, ESPECIALLY FROM LARGE AND MORE ESTABLISHED FINANCIAL INSTITUTIONS, WHICH MAY HINDER US FROM OBTAINING CLIENTS AND MAY CAUSE US TO PAY HIGHER INTEREST RATES ON OUR DEPOSITS OR CHARGE LOWER INTEREST RATES ON OUR LOANS THAN OUR COMPETITORS' RATES FOR AN EXTENDED PERIOD.

     We anticipate offering very competitive loan and deposit rates as we establish ourselves in the market, but if excessive competition forces us to offer more aggressive pricing indefinitely, our net interest margin will suffer and our financial performance will be negatively impacted. Futurus Bank will compete with numerous other lenders and deposit-takers, including other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms. With multiple financial institutions already doing business in the northern Fulton County area, and given the chance that additional competitors may enter the market in the future, we will be faced with continuous competition. Moreover, some of these competitors are not subject to the same degree of regulation as we will be and may have greater resources than will be available to us. Competition from non-traditional financial institutions may also affect our success due to the Gramm-Leach-Bliley Act of 1999. See "Proposed Business of Futurus Financial Services and Futurus Bank-Market Opportunities-Competition" on page 25.

WE  MAY  NOT  BE  ABLE TO COMPETE WITH OUR LARGER COMPETITORS FOR LARGER CLIENTS
BECAUSE  OUR  LENDING  LIMITS  WILL  BE  LOWER  THAN  THEIRS.

     Our lending limit will be significantly less than the limits for most of our competitors, and may hinder our ability to establish relationships with larger businesses in our market area. A national bank's legal lending limit to a single borrower is roughly equal to 15% of its capital and surplus plus an additional 10%, if the amount that exceeds 15% is fully secured by readily marketable collateral. Based on Futurus Bank's proposed capitalization, Futurus Bank's initial legal lending limit will be approximately $915,000 for loans not fully secured plus an additional $610,000, or an estimated total of $1,525,000, for loans that meet the federal guidelines. These legal limits will increase or decrease as Futurus Bank's capital increases or decreases as a result of its earnings or losses, among other reasons. Our management team has also adopted an internal lending limit of $1.0 million, which will initially be lower than the applicable legal limit. Based on either our internal lending limit or our legal lending limit, Futurus Bank will need to sell participations in its loans to other financial institutions in order to meet the lending needs of our clients requiring extensions of credit above these limits. However, our strategy to accommodate larger loans by selling participations in those loans to other financial institutions may not be successful. See "Proposed Business of Futurus Financial Services and Futurus Bank-Lending Services-Lending Limits" on page 29.

GOVERNMENT  REGULATION  MAY  HAVE  AN  ADVERSE  EFFECT  ON OUR PROFITABILITY AND
GROWTH.


     We are subject to extensive government supervision and regulation. Our ability to achieve profitability and to grow could be adversely affected by state and federal banking laws and regulations that limit the manner in which we make loans, purchase securities and pay dividends. These regulations are intended primarily to protect depositors, not shareholders. In addition, the burden imposed by federal and state regulations may place us at a competitive disadvantage compared to competitors who are less regulated. Future legislation or government policy may also adversely affect the banking industry or our operations. In particular, various provisions of the Gramm-Leach-Bliley Act, which took effect on March 11, 2000, eliminate many of the federal and state law barriers to affiliations among banks and securities firms, insurance companies and other financial services providers. We believe the elimination of these barriers may significantly increase competition in our industry. See "Supervision and Regulation" on page 57.


CHANGES  IN  INTEREST  RATES  MAY  DECREASE  OUR  NET  INTEREST  INCOME.

     Our profitability depends substantially on Futurus Bank's net interest income, which is the difference between the interest income earned on its loans and other assets and the interest expense paid on its deposits and other liabilities. A large change in interest rates may significantly decrease our net interest income and eliminate our profitability. Most of the factors that cause changes in market interest rates, including economic conditions, are beyond our control. While we intend to take measures to minimize the effect that changes in interest rates will have on our net interest income and profitability, these measures may not be effective. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations-Liquidity and Interest Rate Sensitivity" on page 22.

AN ECONOMIC DOWNTURN, ESPECIALLY ONE AFFECTING OUR PRIMARY SERVICE AREA, MAY REDUCE OUR DEPOSIT BASE AND THE DEMAND FOR OUR LOANS AND OTHER PRODUCTS AND MAY DECREASE OUR EARNINGS.

     As a holding company for a community bank, our success will depend on the general economic condition of the region in which we operate, which we cannot forecast with certainty. Unlike many of our larger competitors, the majority of Futurus Bank's borrowers and depositors will be individuals and small- to medium-sized businesses located or doing business in Georgia's Fulton, Forsyth, Cobb and Gwinnett counties. As a result, our operations and profitability may be more adversely affected by a local economic downturn than those of our larger, more geographically diverse competitors. Factors that adversely affect the economy in these counties could reduce our deposit base and the demand for our products and services, which may decrease our earnings. For example, an adverse change in the local economy could make it more difficult for borrowers to repay their loans, which could lead to loan losses for Futurus Bank. See "Proposed Business of Futurus Financial Services and Futurus Bank" on page 24.

OUR ABILITY TO PAY DIVIDENDS TO OUR SHAREHOLDERS IS LIMITED AND DEPENDS ON FUTURUS BANK'S ABILITY TO PAY DIVIDENDS AND THE JUDGMENT OF OUR BOARD OF DIRECTORS.

     Futurus Financial Services will initially have no source of income other than dividends that it receives from Futurus Bank. Our ability to pay dividends will depend on Futurus Bank's ability to pay dividends to Futurus Financial Services. Additionally, bank holding companies and national banks are both subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions and our plans to build capital, it will be our policy to reinvest earnings for an undetermined period of time. As a result, we do not plan to pay dividends until we recover any losses that we may have incurred and become profitable. Our future dividend policy will depend on our earnings, capital requirements, financial condition and other factors that the boards of directors of Futurus Financial Services and Futurus Bank consider relevant. See "Dividends" on page 20.

WE DETERMINED THE PUBLIC OFFERING PRICE ARBITRARILY, AND OUR FUTURE STOCK PRICE MAY FLUCTUATE BELOW THE INITIAL PUBLIC OFFERING PRICE ONCE THE SHARES BECOME FREELY TRADEABLE.

     Futurus Financial Services and the sales agent arbitrarily set the public offering price after considering prevailing market conditions and the price of comparable publicly traded companies. Because we have no operating history, the public offering price could not be based on historical measures of our financial performance. Therefore, the public offering price may not reflect the market price for the common stock after the offering. Several factors will cause the market price to fluctuate after the offering, and the price for the common stock may drop below its initial public offering price. These factors include our results of operations, financial analysts' future estimates of our earning potential, economic conditions in our market area and trends in the banking industry.

WE WILL NOT HAVE A LARGE NUMBER OF SHAREHOLDERS NOR A LARGE NUMBER OF SHARES OUTSTANDING AFTER THE OFFERING, WHICH MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES OF COMMON STOCK.


     Prior to the offering, there has been no public market for Futurus Financial Services' common stock and the development of an active trading market normally requires a significant number of shares and shareholders. We plan to issue a minimum of 750,000 shares of our common stock in this offering. If an active trading market does not develop or continue after the offering, you may not be able to sell your shares at or above the price at which these shares are being offered to the public. Because we will have a relatively small shareholder base and small number of shares outstanding, an active trading market may not develop or continue after the offering. Additionally, the resale of a large block of outstanding shares after the close of the offering could adversely affect the market price of the common stock. We anticipate that our organizers, directors and executive officers will purchase at least 262,950 shares or 35.0% of the minimum number of shares offered, which will be subject to resale limitations of Rule 144 of the Securities Act after the close of the offering. You should consider carefully the limited liquidity of your investment before purchasing any shares of the common stock. See "Shares Eligible for Future Sale" on page 56.

EXERCISE OF WARRANTS AND STOCK OPTIONS WILL CAUSE DILUTION OF YOUR OWNERSHIP IN FUTURUS FINANCIAL SERVICES.

     Our organizers, directors and executive officers and other individuals employed by us may exercise their warrants or options to purchase common stock, which would result in the dilution of your proportionate interest in Futurus
Financial Services. If we sell 750,000 shares, the minimum number of shares being offered, we expect that shareholders who are not organizers, directors or executive officers of Futurus Financial Services will own up to approximately 487,050 shares, or approximately 65.0%, of our outstanding common stock. Upon completion of this offering, however, we will issue to our organizers warrants to purchase a total of 165,000 shares of common stock assuming the minimum number of shares is sold, and will issue to our executive officers, under our stock incentive plan, options to purchase up to a total of 47,500 shares of common stock. If these warrants and options granted to our organizers, directors and executive officers were exercised in full and if we sell the minimum number of shares offered by this prospectus, the ownership percentage of our shareholders who are not organizers, directors or executive officers would drop from 65.0% to 50.6% of our then outstanding common stock. The warrants issued to our organizers and directors will vest in one-third annual increments over three years and will be exercisable at a price of $10.00 per share. The options issued to our executive officers will vest in one-fifth annual increments over five years and will be exercisable at a price of $10.00 per share. The remaining 40,500 shares reserved for issuance under our stock incentive plan may be granted to associates employed by us in a manner consistent with the plan and on terms determined by our compensation committee to be in our best interest. See "Executive Compensation" on page 43.


WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON TERMS FAVORABLE TO US, IF AT ALL.

     In the future, should we need additional capital to support our business, expand our operations or maintain our minimum capital requirements, we may not be able to raise additional funds through the issuance of additional shares of common stock or other securities. Even if we are able to obtain capital through the issuance of additional shares of common stock or other securities, the sale of these additional shares could significantly dilute your ownership interest and may be made at prices lower than the price we are selling shares in this offering. In addition, the holders of warrants or options could exercise them at a time when we could otherwise obtain capital by offering additional securities on terms more favorable to us than those provided by the warrants or options.

OUR BOARD OF DIRECTORS IS AUTHORIZED TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND SHARES OF PREFERRED STOCK WHICH, IF ISSUED, MAY DILUTE YOUR OWNERSHIP INTEREST, REDUCE THE MARKET PRICE OF OUR COMMON STOCK AND ADVERSELY AFFECT YOUR VOTING RIGHTS.

     Our board of directors is authorized by our articles of incorporation to issue additional shares of common stock and shares of preferred stock without the consent of our shareholders. If we issue additional shares of common stock after the close of the offering, your percentage interest in Futurus Financial Services would be diluted. Additionally, preferred stock, when issued, may rank senior to common stock with respect to voting rights, payment of dividends, and amounts received by shareholders upon liquidation, dissolution or winding up. The existence of rights that are senior to common stock may reduce the price of our shares of common stock. Other than the issuance of common stock subject to warrants and options granted to our organizers and executive officers, we do not have any current plans to issue any shares of common stock or preferred stock after the close of the offering.

OUR ORGANIZERS, DIRECTORS AND OFFICERS WILL HAVE THE ABILITY TO INFLUENCE OR CONTROL SHAREHOLDER ACTIONS IN A MANNER THAT MAY BE ADVERSE TO YOUR PERSONAL INVESTMENT OBJECTIVES.


     Together, our organizers, directors and executive officers will be able to significantly influence or control the outcome of director elections and significant transactions, such as mergers or acquisitions. For example, to be elected, a director nominee generally must receive more votes than any other nominee for the same seat on the board of directors; a merger or acquisition not adopted by two-thirds of or our board of directors generally must be approved by a two-thirds vote of shareholders; and, most other matters generally require that more shares be voted for rather than against the proposal. We anticipate that our organizers, directors and executive officers will directly or indirectly own at least 262,950 shares, representing 35.0% of the minimum 750,000 shares offered and 23.9% of the maximum 1,100,000 shares offered. Our organizers may also purchase an aggregate of approximately 350,000 additional shares if necessary to complete this offering, in which event our organizers, directors and executive officers would directly or indirectly own 462,950 shares, representing 61.7% of our outstanding common stock. Additionally, we will be issuing warrants and options to our organizers, directors and executive officers. Although these warrants and options will vest over time, if our organizers, directors and executive officers exercised all of their warrants and options, they could directly or indirectly own at least 475,450 shares, assuming the minimum number of shares is sold and not including the additional 350,000 shares that our directors may purchase if necessary to complete this offering. As a result, our organizers, directors and executive officers would hold approximately 49.4% of our then existing outstanding common stock. Consequently, our directors and executive officers, as a group, may hold enough shares to effectively block a potential merger or acquisition, or any other important matter requiring the affirmative vote of two-thirds of our outstanding common stock, and may be able to significantly influence the outcome of a vote on any other matter. See "Selected Provisions of the Articles of Incorporation and Bylaws" on page 51.


WE  MAY  NOT  ALLOCATE  ALL  OF  THE NET PROCEEDS IN THE MOST PROFITABLE MANNER.

     After capitalizing Futurus Bank with $7.0 million, our board of directors and management will have broad discretion in allocating a total of approximately $131,500, if the minimum 750,000 shares are sold in the offering, or an estimated $3.6 million, if the maximum 1,100,000 shares are sold in the offering. Although we principally intend to use these proceeds to maintain appropriate liquidity, we may also use these proceeds to provide additional capital to Futurus Bank, to purchase United States government securities or certificates of deposit of Futurus Bank or for other general corporate purposes. Additionally, our anticipated allocation of these proceeds could change if we are faced with unexpected liquidity issues. Because the allocation of these proceeds will directly affect our earnings, it will be difficult to predict our results of operations. Although we intend to utilize the funds to serve Futurus Financial Services' best interests, we cannot assure you that our allocation will ultimately reflect the most profitable application of these proceeds. See "Use of Proceeds" on page 17.

YOU MAY BE DEPRIVED OF AN OPPORTUNITY TO SELL YOUR SHARES AT A PREMIUM OVER MARKET PRICES BECAUSE GEORGIA STATE LAW AND OUR ARTICLES OF INCORPORATION LIMIT THE ABILITY OF OTHERS TO ACQUIRE US.


     In many cases, shareholders receive a premium for their shares when a company is purchased by another. Under Georgia law, however, no bank holding company may acquire control of Futurus Financial Services until Futurus Bank has been incorporated for five years. In addition, state and federal law and our articles of incorporation make it difficult for anyone to purchase Futurus Financial Services without approval of our board of directors. These provisions include the existence of preferred stock, staggered terms for the directors, restrictions on the ability to change the number of directors or to remove a director, supermajority voting requirements, flexibility in considering acquisition proposals and, for five years, limitations on an investor's ability to own 10% or more of our voting stock. See "Selected Provisions of the Articles of Incorporation and Bylaws" on page 51.

                  CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning Futurus Financial Services and Futurus Bank and their operations, performance, financial conditions and likelihood of success. Forward-looking statements are based on many assumptions and estimates, and include statements about the competitiveness of the banking industry, potential regulatory obligations, our business strategies and other statements that are not historical facts. When used in this prospectus, the words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan" and "estimate," and similar expressions generally identify forward-looking statements. Because forward-looking statements involve risks and uncertainties that are beyond our control, actual results may differ materially from those expressed in the forward-looking statements. The most significant of these risks, uncertainties and other factors are discussed under the heading "Risk Factors" beginning on page 7 of this prospectus. We urge you to carefully consider these factors prior to making an investment in our common stock.

                                  THE OFFERING

GENERAL

     We are offering for sale a minimum of 750,000 shares and a maximum of 1,100,000 shares of our common stock at a price of $10.00 per share to raise gross proceeds of between $7.5 million and $11.0 million. The minimum purchase for any investor is 100 shares of common stock, unless Futurus Financial Services, in its sole discretion, accepts a subscription for a lesser number of shares. The maximum purchase for any investor is 60,000 shares of common stock, unless Futurus Financial Services, in its sole discretion, accepts a subscription for a greater number of shares.

     We will accept subscriptions to purchase shares until midnight, eastern standard time, on February 14, 2001, unless we sell all of the shares earlier or otherwise terminate or extend the offering. See "-Conditions to the Offering and Release of Funds" on page 15. Subscriptions will be binding on subscribers and may not be revoked without our consent once we have accepted their subscription checks, bank drafts, or money orders. We reserve the right to terminate the offering at any time, or to extend the expiration date through March 31, 2001. We will promptly notify subscribers of any extensions. If the offering is extended, subscriptions we have already accepted will still be binding.

     We also reserve the right, in our sole discretion, to accept or reject any subscription in whole or in part on or before the expiration date. If the offering is over subscribed, we plan to give preference to subscribers who are residents within our primary service area. We also reserve the right to accept subscriptions on a first-come, first-served basis or on a prorated basis if we receive subscriptions for more than 1,100,000 shares. We will notify all subscribers within five business days after the receipt date of their subscription checks, bank drafts, or money orders as to whether their subscriptions have been accepted. If we do not accept all or a portion of a subscription, we will also return the unaccepted portion of the subscription funds, without interest.

     In determining which subscriptions to accept we may take into account any factors we consider relevant, including:

     -    the order in which subscriptions are received;

     - a subscriber's potential to do business with or to direct customers to us; and

     -    our desire to have a broad distribution of stock ownership.

     We will issue certificates for shares which have been subscribed, accepted and paid for promptly upon the satisfaction of the offering conditions and release of the escrowed funds.

ORGANIZERS'  AND  DIRECTORS'  SUBSCRIPTIONS


     Our organizers and directors intend to purchase at least 257,700 shares of common stock in this offering. As a result, our organizers and directors will own approximately 34.4% of the outstanding common stock if we sell the minimum number of 750,000 shares in the offering and 23.4% of the outstanding common stock if we sell the maximum number of 1,100,000 shares in the offering. Although they have not promised to do so, our organizers may purchase approximately 350,000 additional shares in the offering if necessary to complete the offering.

CONDITIONS  TO  THE  OFFERING  AND  RELEASE  OF  FUNDS

     Initially, we will place all subscription proceeds we receive in an escrow account maintained by The Bankers Bank as an independent escrow agent. The escrow agent will not release these funds, and we will not issue any shares sold in the offering, until we meet all of the following conditions:

     - we have accepted subscriptions and payment in full for a minimum of 750,000 shares (which will result in gross offering proceeds of $7.5 million); and

     - Futurus Bank has either satisfied or is in a position to satisfy all of the conditions upon which its preliminary approval from the Office of the Comptroller of the Currency is contingent.

     If we terminate the offering prior to satisfaction of these conditions or if the conditions are not satisfied prior to the expiration of the offering, which could be March 31, 2001 at the latest, then:

     - we will cancel all subscription agreements and you will not receive shares or become a shareholder of Futurus Financial Services; and

     - we will return the full amount of all subscription funds promptly with interest earned, if any, to you.

     The escrow agent has not investigated or passed upon the merits of an investment in our stock. The escrow agent will invest subscription funds at our direction in interest-bearing savings accounts, short-term United States Treasury securities, FDIC-insured bank deposits, or such other investments as we agree on with the escrow agent. We do not intend to invest the subscription proceeds held in escrow in instruments that would mature after the expiration date of the offering.

PLAN  OF  DISTRIBUTION

     We plan to sell a minimum of 750,000 shares of our common stock through our officers and directors, without compensation. We have also entered into an agreement with Wachovia Securities, Inc., as sales agent, to use its best efforts to sell the offered shares to the public at the offering price of $10 per share. The sales agent will receive a 5.0% commission on shares it sells in the offering. We will also pay the sales agent's expenses in the offering, up to a maximum of $65,000. The sales agent may select to sell shares through other broker-dealers who are members of the National Association of Securities Dealers, Inc. Our agreement with the sales agent provides for reciprocal indemnification between us and the sales agent against various liabilities in connection with this offering, including liabilities under the securities laws. Additionally, we have entered into an agreement with Midsouth Capital, Inc., as selling agent, to use its best efforts to sell the offered shares to the public at the public offering price of $10 per share. The selling agent will receive a 5.0% commission on shares it sells in the offering. Our agreement with the selling agent provides for reciprocal indemnification between us and the selling agent against various liabilities in connection with this offering, including liabilities under the securities laws.

     We have reserved the right, in our sole discretion, to engage one or more other broker-dealers as additional sales agents. We do not currently have arrangements with any broker-dealers other than Wachovia Securities, Inc. and Midsouth Capital, Inc.

MARKET  FOR  COMMON  STOCK

     As of the date of this prospectus, there is no public market for the shares, and we do not anticipate that an active secondary market will develop for the shares anytime soon. Making a market in securities involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a public secondary market depends on the existence of an adequate number of willing buyers and sellers. Since we will initially have a relatively small number of shareholders and shares outstanding, we are unlikely to have an adequate number of buyers and sellers for an active secondary market.


     In general, if a secondary market were to develop, the shares would be freely transferable and assignable, and nonaffiliate shareholders may sell any number of their shares. Shareholders who are affiliates, including officers, directors and 10% shareholders, will have restrictions on their ability to resell shares imposed by the securities laws. See "Shares Eligible for Future Sale" on page 56.

                                 USE OF PROCEEDS

     We expect to raise between $7.5 million and $11.0 million in this offering. The following two tables summarize Futurus Financial Services' and Futurus Bank's anticipated use of the proceeds which we receive in the offering. These figures are estimates based on information currently available. Accordingly, actual results may vary. To date, we have funded our organizational and pre-opening expenses through advances from our organizers of $170,000 as of January 16, 2001 which bear interest at 0.50% less than the prime rate, as published in the Money Rates section of The Wall Street Journal, and through a line of credit with The Banker's Bank in the amount of approximately $1.2 million as of January 16, 2001. The line of credit bears interest at 0.50% less than the prime rate, as published in the Money Rates section of The Wall Street Journal. In June and in September 2000, we increased this line of credit from $700,000 and then from $1,000,000 due to our incurring additional pre-opening and organizational expenses. We intend to repay the advances and the line of credit with proceeds that we receive from this offering. The following two sections describe our proposed use of proceeds based on our present plans and business conditions.

USE  OF  PROCEEDS  BY  FUTURUS  FINANCIAL  SERVICES

     The following table shows the anticipated use of the proceeds by Futurus Financial Services and is based on sale of the minimum number and maximum number of shares being offered by this prospectus. We describe Futurus Bank's anticipated use of proceeds in the following section.

                                                 Minimum Offering            Maximum Offering
                                             ------------------------  -------------------------
                                             (750,000 Shares)    %    (1,100,000 Shares)    %
                                             ----------------  ------  -----------------  ------
Gross proceeds from offering . . . . . . . .  $ 7,500,000      100.0%  $ 11,000,000        100.0%
Organizational expenses . . . . . . . . . . .     106,500        1.4        106,500          1.0
Offering expenses . . . . . . . . . . . . . .     262,000        3.5        262,000          2.4
Investment in capital stock of Futurus Bank .   7,000,000       93.3      7,000,000         63.6
                                              -----------  -----------  -----------------  ------
Remaining proceeds . . . . . . . . . . . . .  $   131,500        1.8%  $  3,631,500         33.0%
                                              ===========  ==========  ==================  ======


     As shown, we will use $7.0 million to capitalize Futurus Bank. We will initially invest the remaining net proceeds in United States government securities or deposit them with Futurus Bank. In the long-term, we will use these funds for operational expenses and other general corporate purposes, including the provision of additional capital to Futurus Bank, if necessary. Although we do not have any specific plans for expansion, we may also use the proceeds to open additional facilities or acquire other financial institutions if deemed appropriate.

USE  OF  PROCEEDS  BY  FUTURUS  BANK

     The following table shows the anticipated use of the proceeds allocated to Futurus Bank. These proceeds will be in the form of an investment in Futurus
Bank's common stock by Futurus Financial Services. During the period between the opening of Futurus Bank and the completion of our permanent facility, we will be conducting operations from a temporary facility. Futurus Bank will pay $1,750 per month for the temporary facility until July 31, 2000, at which time monthly rent will increase to $1,800 per month. When completed, we will move into our permanent facility at an initial base rent payment of $14,312.50 per month, plus an initial monthly rental agency commission of $715.63. We expect that construction of our permanent facility will begin once we have raised $7.5 million in the offering, with the anticipated occupancy date for our main office being within four to six months thereafter. Our permanent facility lease payments, however, began in November 2000. The following table shows the cost of the temporary and permanent facilities for a period of 12 months from the expected completion of this offering. Leasehold improvements, furniture, fixtures and equipment will be capitalized and amortized over the life of the lease or over the estimated useful life of the asset. Futurus Bank will use the remaining proceeds to make loans, purchase securities and otherwise conduct business operations.

                                                                             Percentage of
                                                                             Futurus Bank's
                                                                Amount    Initial Capitalization
                                                             ------------  ---------------------

Investment by Futurus Financial Services in Futurus Bank's
  common stock. . . . . . . . . . . . . . . . . . . . . .   $    7,000,000      100.0%
Construction of our main office building, including
furniture, fixtures and equipment. . . . . . . . . . . . .        1,047,000(1)   15.0
Pre-opening expenses. . . . . . . . . . . . . . . . . . .           899,000      12.8
Renovation of our temporary facility. . . . . . . . . . .            78,000       1.1
Rental payments for temporary building facility (6 months)           10,800       0.2
Rental payments for permanent building facility (11 months)         165,309       2.4
                                                             -----------------
Remaining proceeds                                           $    4,799,891      68.5%
                                                             =================  ========
_____________________

(1)     We  estimate  that  total  construction costs for our main office building, including furniture,  fixtures  and  equipment, will be $1,497,000.  However, under our lease agreement with  Pioneer  Real  Estate  Development, Inc., Pioneer will be contributing $450,000 towards these  construction  costs.

                                 CAPITALIZATION

     The following table shows Futurus Financial Services' capitalization as of September 30, 2000 and its pro forma consolidated capitalization, as adjusted to give effect to the receipt of the net proceeds from the sale of a minimum of 750,000 shares and a maximum of 1,100,000 shares of common stock in the offering.


     Upon Futurus Financial Services' incorporation, Gregory A. Janicki, chairman of the board of directors of Futurus Financial Services, purchased one share of common stock at a price of $10.00. Futurus Financial Services will redeem this share for $10.00 upon the issuance of shares in this offering. The number of shares shown as outstanding after giving effect to the offering, and the book value of those shares, do not include shares of common stock issuable upon the exercise of the warrants held by the organizers or stock options issuable under our stock incentive plan. For additional information regarding the number and terms of these warrants and options, see "Executive Compensation-Warrants" on page 45 and "-Stock Incentive Plan" on page 46.


                                                                9/30/2000         MINIMUM           MAXIMUM
SHAREHOLDERS EQUITY                                               ACTUAL        AS ADJUSTED       AS ADJUSTED
------------------------------------------------------------  -------------  ---------------  ---------------

Preferred stock, no par value, 2,000,000 shares
  Authorized; no shares issued or outstanding
                                                                         --               --               --
Common stock, no par value, 10,000,000 shares
  Authorized; 1 share issued and outstanding;
  750,000 and 1,100,000 shares, respectively,
  issued and outstanding as adjusted (1)
                                                               $         10   $    7,238,000   $   10,738,000
Deficit accumulated during the development
  Stage
                                                                (738,162)(2)   (1,005,500)(3)   (1,005,500)(3)
                                                               -------------  ---------------  ---------------
          Total shareholders' equity
                                                               $   (738,152)  $    6,232,500   $    9,732,500
                                                               =============  ===============  ===============
Book value per share (4)                                         N/A          $         8.31   $         8.85
                                                               =============  ===============  ===============

____________________


(1) The expenses of the offering will be charged against this account. We estimate that the offering expenses will be $262,000, including legal, accounting and printing expenses and registration fees.

(2) This deficit reflects pre-opening expenses incurred through September 30, 2000, consisting primarily of legal and consulting fees.

(3) The "As Adjusted" accumulated deficit results from estimated organizational and pre-opening expenses of $1,005,500 incurred through Futurus Bank's target opening date of March 30, 2001. Actual organizational and pre-opening expenses may be higher and may therefore increase the deficit accumulated during the pre-opening stage and further reduce shareholders' equity.

(4) After giving effect to the receipt of the net proceeds from this offering, there is an immediate dilution in the book value per share of $1.69, if we sell 750,000 shares and $1.15 if we sell 1,100,000 shares, resulting from recognition of organizational and pre-opening expenses and charging the offering expenses against common stock.

                                    DIVIDENDS


     Initially, we intend to retain all of our earnings to support our operations and to expand our business. Additionally, we are subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions and our need to retain and build capital, we do not plan to pay dividends until we become profitable and recover any losses incurred during our initial operations. Our payment of future dividends and our dividend policy will depend on our earnings, capital requirements and our financial condition, as well as other factors that our board of directors considers relevant. See "Supervision and Regulation-Payment of Dividends" on page 63.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                               PLAN OF OPERATIONS

     Futurus Financial Services' financial statements and related notes, which are included in this prospectus, provide additional information relating to the following discussion of our financial condition. See "Index to Financial Statements."

     Futurus Financial Services was incorporated on August 12, 1999 to serve as a holding company for Futurus Bank, N.A., a national bank in organization. Since we organized, our main activities have been:

     -     seeking, interviewing  and  selecting  our  directors  and  officers;
     -     preparing  our  business  plan;
     -     securing  a  line  of  credit;
     -     applying  for  a  national  bank  charter;
     -     applying  for  FDIC  deposit  insurance;
     -     applying  to  become  a  bank  holding  company;  and
     -     raising  equity  capital  through  this  offering.

     From our inception on August 12, 1999 to the close of the offering, Futurus Financial Services' operations have been and will continue to be funded through advances from our organizers and through a line of credit from The Bankers Bank. At December 31, 1999, and September 30, 2000, we did not have any advances from our organizers. At January 16, 2001, advances from our organizers were $170,000. The advances bear interest at 0.50% less than the prime rate, as published in the Money Rates section of The Wall Street Journal, and are due on April 2, 2001. At December 31, 1999, the total amount available on the line of credit was $500,000, of which $170,000 was drawn down. In June 2000, the line of credit was increased to $1,000,000, of which $973,100 was drawn down at September 30, 2000. In September 2000, the line of credit was increased to $1,200,000, of which $1,194,260 was drawn down at January 16, 2001. Ten of our eleven organizers have guaranteed a portion of the line of credit. The line of credit bears interest at 0.50% less than the prime rate, as published in the Money Rates section of The Wall Street Journal, and is due on May 24, 2001. Futurus Financial Services plans to repay the advances and the line of credit after the close of the offering.

FINANCIAL  RESULTS

     From August 12, 1999 through December 31, 1999, the net loss amounted to $183,566. From August 12, 1999 through September 30, 2000, the net loss amounted to $738,162. The estimated net loss for the period from August 12, 1999 through March 30, 2001, the anticipated opening date of Futurus Bank, is $1,005,500, which is attributable to the following estimated expenses:


         Officer compensation. . . . . . . . . .  $  476,000
         Legal, consulting and professional fees     246,000
         Other pre-opening expenses. . . . . . .     283,500
                                                  ----------
         Total . . . . . . . . . . . . . . . . .  $1,005,500
                                                  ==========


OFFICES

     On March 14, 2000, Futurus Financial Services entered into an agreement to lease a 1.35 acre lot located on Windward Parkway, one-half mile west of Georgia Highway 400. The leased property will be the site for our main office, which is expected to have approximately 7,100 square feet of office space. We anticipate that construction of our permanent facility will begin once we have raised $7.5 million in the offering, with $450,000 of the estimated $1.5 million construction costs being funded by the landlord, Pioneer Real Estate Development, Inc. After Futurus Bank is capitalized, it will assume our lease with Pioneer and will pay the remaining balance of the construction costs. The term of the office lease is 12 years, with two five-year renewal options with initial monthly rent being $14,312.50. In connection with the leased property, Futurus Financial Services will pay an initial rental agency commission to The Myrick Company in the amount of $14,312.50, and is further obligated to pay The Myrick Company 5% of all remaining rents, due monthly as rent is paid. The
Myrick Company is a real estate brokerage firm that we retained to locate the site for our permanent facility and is unaffiliated with Futurus Financial
Services, our directors and executive officers. Our obligation to The Myrick Company will be assumed by Futurus Bank.

     Until our permanent facility is completed, we will conduct our operations in a temporary facility, which is approximately three miles from our proposed permanent location. Our temporary facility will be located in the Alpharetta Square shopping center at 201 South Main Street, Alpharetta, Georgia, just south of the Alpharetta Highway (also known as South Main Street) and Old Milton Parkway intersection. The initial lease term for our temporary facility began February 15, 2000 and ends July 31, 2000, at which time the lease will convert to a month-to-month arrangement. Until July 31, 2000, Futurus Bank will pay monthly rent in the amount of $1,750 for the temporary facility. After July 31, 2000, rent for our temporary facility will increase to $1,800 per month. We expect to be open for business in our temporary facility in late first quarter or early second quarter of 2001.

LIQUIDITY  AND  INTEREST  RATE  SENSITIVITY

     Since Futurus Financial Services has been in the organizational stage, there are no results of operations to present at this time. Nevertheless, once Futurus Bank begins operations, net interest income, Futurus Financial Services' primary source of earnings, will fluctuate with significant interest rate movements. To lessen the impact of these fluctuations, we intend to structure the balance sheet so that repricing opportunities exist for both assets and liabilities in roughly equal amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any point in time constitute interest rate sensitivity.

     Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to change in market interest rates. The rate sensitive position, or "gap," is the difference in the volume of rate sensitive assets and liabilities at a given time interval. The general objective of gap management is to actively manage rate sensitive assets and liabilities in order to reduce the impact of interest rate fluctuations on the net interest margin. We will generally attempt to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize Futurus Bank's overall interest rate risk.

     We will regularly evaluate the balance sheet's asset mix in terms of several variables:

     -     yield;
     -     credit  quality;
     -     appropriate  funding  sources;  and
     -     liquidity.

To effectively manage the balance sheet's liability mix, we plan to focus on expanding our deposit base and converting assets to cash as necessary.

     As Futurus Bank continues to grow, we will continuously structure its rate sensitivity position in an effort to hedge against rapidly rising or falling interest rates. Futurus Bank's asset and liability committee will meet on a monthly basis to develop a strategy for the upcoming period.

     Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. We can obtain these funds by converting assets to cash or by attracting new deposits. Futurus Bank's ability to maintain and increase deposits will serve as its primary source of liquidity.

     Other than this offering, we know of no trends, demands, commitments, events or uncertainties that should result in or are reasonably likely to result in Futurus Financial Services' liquidity increasing or decreasing in any material way in the foreseeable future.

CAPITAL  ADEQUACY

     There are now two primary measures of capital adequacy for banks and bank holding companies: (1) risk-based capital guidelines and (2) the leverage ratio.

     The risk-based capital guidelines measure the amount of a bank's required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Under the risk-based capital guidelines, capital is divided into two "tiers." Tier 1 capital consists of common shareholders' equity, noncumulative and cumulative perpetual preferred stock and minority interests. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8.0%, with at least 4.0% consisting of Tier 1 capital.

     The second measure of capital adequacy relates to the leverage ratio. The Office of the Comptroller of the Currency has established a 3.0% minimum leverage ratio requirement. The leverage ratio is computed by dividing Tier 1 capital into total assets. In the case of Futurus Bank and other banks that are experiencing growth or have not received the highest regulatory rating from their primary regulator, the minimum leverage ratio should be 3.0% plus an additional cushion of at least 1% to 2%, depending upon risk profiles and other factors.

        PROPOSED BUSINESS OF FUTURUS FINANCIAL SERVICES AND FUTURUS BANK

BACKGROUND

     FUTURUS FINANCIAL SERVICES. We incorporated Futurus Financial Services as a Georgia corporation on August 12, 1999 to serve as a bank holding company that will own 100% of the capital stock of Futurus Bank. Futurus Financial Services plans to use $7.0 million of the net proceeds of this offering to purchase the capital stock of Futurus Bank. Initially, we will have no business operations other than owning and managing Futurus Bank.


     On April 28, 2000, we received approval from the Federal Reserve to become a bank holding company. We have chosen this holding company structure because we believe it will provide flexibility that would not otherwise be available. With a holding company structure, we may assist Futurus Bank in maintaining its required capital ratios by borrowing money and contributing the proceeds of that debt to Futurus Bank as primary capital. Additionally, under provisions of the Gramm-Leach-Bliley Act, which took effect March 11, 2000, a holding company may engage in activities that are financial in nature or incidental or complementary to a financial activity, including some insurance transactions, real estate development activities and merchant banking activities, in which Futurus Bank will be prohibited from engaging. Although we do not presently intend to engage in other activities, we will be able to do so with a proper notice or filing to the Federal Reserve if we believe that there is a need for these services in our market area, that we can be successful in these activities and that these activities could be profitable. See "Supervision and Regulation-Futurus Financial Services" on page 57.

     FUTURUS BANK. On February 14, 2000 we received preliminary approval from the Office of the Comptroller of the Currency to organize Futurus Bank. In our application to the Office of the Comptroller of the Currency, we indicated that we anticipated raising at least $9 million in capital and investing approximately $8.5 million in Futurus Bank. On December 18, 2000, we filed an amendment to our application to reflect changes in the number of shares to be sold in this offering and, therefore, in the amount of capital to be invested in Futurus Bank. The amended application indicates that we expect to invest $7.0 million in Futurus Bank and to raise at least $7.5 million in capital as a result of this offering. Our amended application is pending.

     In order to receive final approval, we will also be required to receive FDIC approval of our application for deposit insurance and implement appropriate banking policies and procedures. After receiving all necessary regulatory approvals, we anticipate beginning operations at a temporary facility in late first quarter or early second quarter of 2001, and we expect to move to our permanent facility in the fourth quarter of 2001.


MARKET  OPPORTUNITIES

     PRIMARY SERVICE AREA. The boundaries for Futurus Bank's initial primary service area are represented by the Fulton County/Forsyth County and Cherokee County lines to the north, the Fulton County/Gwinnett County line to the east, Interstate 285 to the south, and the Fulton County/Cobb County line to the west. Accordingly, the primary service area represents a geographic area that includes the Alpharetta, Windward, Roswell, Sandy Springs and Northridge communities in northern Fulton County.

     Futurus Bank will be located adjacent to the Windward development in Alpharetta, Georgia, a focal point of Futurus Bank's primary service area. The Greater North Fulton Chamber of Commerce has described Windward as one of Atlanta's premier mixed-use developments and a unique environment in which to live and work. Totaling more than 3,400 acres, Windward includes a 1,000-acre business community. As estimated by the local Chamber of Commerce, there are more than 13,000 people employed by businesses located in Windward, and the residential area is home to more than 1,500 families. The Windward residential community offers more than a dozen distinct neighborhoods, including a 195-acre lake and two private golf courses.

     LOCAL ECONOMY. Northern Fulton County is a significant focal point of Atlanta's metropolitan area with its diversified economic base. This economic base includes major operations of American Honda Motor Company, Inc., AT&T Corporation, CibaVision Ltd., Compaq Computer Corporation, E*Trade Securities, Inc., Equifax, Inc., GTE Corporation, Holiday Inn Worldwide, Kimberly-Clark, Inc., Lucent Technologies, Inc., McKesson HBOC, Inc., Nortel Communications, Siemens Energy & Automation, Inc. and United Parcel Service of America, Inc. The presence of these corporations has fueled the growth of small businesses in northern Fulton County. According to the Greater Northern Fulton Chamber of Commerce, the strength of the local economy relies heavily on its large and highly diversified small business community, which makes up approximately 85% of the Chamber's membership.

     The characteristics of the individuals and small businesses in the primary service area represent the type of client that Futurus Bank will target for its client base. We believe that northern Fulton County represents a dynamic and unique market with its well diversified and growing customer base. We also believe that the primary service area presents an environment that will support Futurus Bank's formation and growth. As a community bank, Futurus Bank will be designed to serve the needs of the residents and small- to medium-sized businesses within this growing economy. We believe continued economic growth in the northern Fulton County market will be important to Futurus Bank's long term success.

     RETAIL. We believe a significant economic factor of the primary service area is the presence of North Point Mall. The one-mile stretch of land located east of Georgia Highway 400 between Mansell Road and Haynes Bridge Road represents one of the largest commercial retail shopping areas in the Atlanta metropolitan area. The largest shopping center in the area is North Point Mall, which is anchored by six major department stores and 180 specialty shops. In addition, ToysRUs, Service Merchandise, Target, major furniture stores, numerous bank branches, movie theaters, eating establishments and commercial office buildings are located in close proximity to North Point Mall.

     POPULATION. Our primary service area represents a diverse market that includes a growing population with numerous new and established residential neighborhoods and small- to medium-sized businesses. Additionally, there are a growing number of large employers continuing to relocate to the area. The accessibility of Georgia Highway 400, sometimes referred to as "The Golden Corridor," has been a key to the population growth and economic development of northern Fulton County.

     The cities of Alpharetta and Roswell represent an important part of Futurus Bank's primary service area. According to estimates released by the United States Census Bureau as recently as July 1, 1998, Alpharetta ranked first in Georgia in terms of population growth between 1990 and 1998, with a percentage increase of 91%, and Roswell ranked twelfth with a population increase of 19%. The total population of the primary service area reported by the U.S. Census was 160,592 in 1990. According to CACI Marketing Systems, Inc., a marketing research firm, this population figure was estimated to be 221,864 in 1999 and is projected to reach 254,520 by 2004. Additionally, the median family income was estimated by CACI to be $67,730 in 1999 and is projected to reach $76,357 by 2004.

     COMPETITION. According to the FDIC, bank and thrift deposits in Futurus Bank's primary service area grew from approximately $2.3 billion in June 1995 to more than $3.0 billion in June 1999. This multi-billion dollar deposit base is primarily controlled by national and super-regional banks, which include Bank of America, Wachovia, First Union, SunTrust and SouthTrust. Although these large financial institutions are well established in the area, local community banks have been successful in competing with these large banks for deposits. According to the FDIC, the following trends occurred in deposit market share from June 1995 to June 1999:

     - Total deposits for the national and super-regional banks described above grew 10.6%, compared to 30.6% growth in the overall deposit market.

     - The slower relative growth of these large banks resulted in their combined relative deposit market share falling from 80.8% to 68.4%.

     - Five community-oriented banks operating in the service area during the entire four-year period saw their total deposits grow 164.2%. These banks included Bank of North Georgia, Milton National Bank, which was acquired by BB&T in January 2000, Fidelity National Bank, First Colony Bank and Tucker Federal Bank.

     - These five community banks increased their combined relative deposit market share from 10.1% to 20.4%.

     In addition to offering competitive banking products, we believe that community banks must provide personalized service and must make timely, local decisions in order to compete successfully. We also believe that recent acquisitions of several community banks in the Atlanta market may diminish the quality of banking services available to small- and medium-sized businesses and consumers in the market. Further consolidation is likely to create additional opportunities for community banks to capture deposits from affected clients who may be dissatisfied with their new financial institutions.

     We will compete directly with many of the institutions previously named. Additionally, two new start-up banks have established operations within our primary service area since 1998. Although community banks and thrifts operating within our market area will compete directly with Futurus Bank for banking products and services, none of these community banking institutions has a location within approximately three miles of our proposed main office site. As a result, we believe that we have an opportunity to bring community banking to an underserved, local market.

     We recognize that most of our competitors have substantially greater resources and lending limits than Futurus Bank will have and provide other services, such as extensive and established branch networks and trust services, that Futurus Bank does not expect to provide initially. As a result of these competitive factors, Futurus Bank may have to pay higher interest rates to attract depositors or extend credit with lower interest rates to attract borrowers. However, we will attempt to minimize these competitive factors and attract new banking relationships by offering our clients what we believe is a new and innovative banking experience through our "high tech, high touch" approach to community banking. For example, we intend to differentiate Futurus Bank from our competitors primarily through our main office/retail center, our significant involvement in the communities we serve, the quality of our associates and our strategic application of current technologies that we anticipate will make banking with Futurus Bank both convenient and enjoyable.

PHILOSOPHY  AND  STRATEGY

     Our management philosophy is to deliver superior service to our clients and to create a banking experience that motivates them to tell others about our banking and non-banking services. As part of our marketing effort, we will employ a "high tech, high touch" theme to emphasize our commitment to complement our client-oriented service approach with user-friendly technologies. Futurus Bank will adopt this philosophy to attract clients and acquire new deposits in our market as well as deposits now controlled by other financial institutions in our primary service area. Additionally, we believe that significant local ownership and control will be a major factor in furthering our ability to respond more efficiently to our clients' needs and will aid in Futurus Bank's growth and success. To implement our philosophy and to grow and expand our operations, we intend to put into practice the following strategies:

     POSITION OUR MAIN OFFICE AS A RETAIL CENTER. Unlike most of our competitors, we plan to have our main office be more than just a transactional location with desks and teller stations. Specifically, we intend to position our main office as a retail center that allows our clients to experience our banking culture as well as to complete their banking business with us. Whether our clients want to access the internet while enjoying our custom-blended coffee at our Internet Caf , watch the latest television broadcast of the day's stock market activity at our Investment Center, let their children play in a specially designed Kids' Center, or search the latest real estate listings at our Home Center, we intend to create a memorable experience that will lead to long-term client relationships and will continually attract new client relationships for Futurus Bank.

     ADVANCED TECHNOLOGY. Futurus Bank intends to use advanced banking and communications technology to deliver services that will match the level of sophistication of Futurus Bank's anticipated client base. By positioning Futurus Bank as a community bank committed to enhancing its service quality and convenience through user-friendly technologies, we expect to establish meaningful client relationships from both new and existing residents and businesses in the area.

     EXPERIENCED SENIOR MANAGEMENT. We are assembling a senior management team that possesses extensive experience in the banking industry, as well as substantial business and banking contacts in our market. For example, our president and chief executive officer, William M. Butler, has over 17 years of banking experience. See "Management" on page 35.

     SKILLED ASSOCIATES. We will strive to hire highly trained and seasoned staff that can bring with them existing client relationships established through prior banking experience. By hiring associates with established client relationships, Futurus Bank will be able to grow more rapidly than if we hired associates who required time to develop a sufficient client base. Additionally, we plan to train our associates to answer questions about all of our products and services so that the first associate a client encounters will be able to resolve all of the client's banking-related questions.

     INDIVIDUAL CLIENT FOCUS. We will focus on providing individualized service and attention to our clients, which will include individuals and small- to medium-sized businesses. We will concentrate on establishing and maintaining long-term client relationships by working to ensure that our clients have positive banking experiences. As our associates, officers and directors become familiar with each client on an individual basis, we will be able to respond to credit requests more quickly and be more flexible in approving loans based on collateral quality and personal knowledge of the client's banking needs.

     HIGHLY VISIBLE SITE. Futurus Bank's main office location is highly visible and near a large concentration of our targeted commercial business and residential clients. We believe this will enhance Futurus Bank's image as a strong competitor. Additionally, our nearest competing community bank is approximately three miles away from our main office, providing us with what we believe is a better opportunity to develop a community banking niche.

     COMMUNITY-ORIENTED BOARD OF DIRECTORS. Our board of directors consists primarily of long-time metropolitan Atlanta residents with extensive contacts in our primary service area. The board of directors also represents a wide array of business experience and community involvement, and their continued active involvement will provide an opportunity to promote Futurus Bank and its products and services. We anticipate that our directors will bring substantial business and banking contacts to Futurus Bank as a result of their experience, involvement and community standing.

     OFFICER AND DIRECTOR CALL PROGRAM. We intend to implement an active officer and director call program to promote Futurus Bank's philosophy. The purpose of this call program will be to personally visit prospective clients, introduce Futurus Bank's "high tech, high touch" philosophy and invite them to do business with us.

     PROPOSED RELATIONSHIP WITH REAL ESTATE FINANCIAL SERVICES. We expect to benefit from our proposed referral relationship with Real Estate Financial Services, a retail mortgage lending company that is principally owned by two of our directors, Gregory A. Janicki and Deborah M. Janicki. Real Estate Financial Services regularly refers consumer and commercial business to various financial institutions located in the metropolitan Atlanta area. Once Futurus Bank begins its operations, we anticipate that Real Estate Financial Services may be a consistent and important source of new banking relationships, helping us to build our client base. Additionally, because Real Estate Financial Services does not generally fund commercial loans, consumer second mortgages, home equity loans or home equity lines of credit, we believe that our relationship with Real Estate Financial Services may also generate loan product leads for our lending officers.

     LOCAL DECISION-MAKING. We will emphasize local decision-making with experienced bankers and will focus on both associate retention and the delivery of personal, professional and responsive service. If Futurus Bank expands into other communities, it intends to maintain its policy of making decisions locally. This will allow Futurus Bank to be more responsive to client requests and to the needs of clients within the particular community.

     MARKETING AND ADVERTISING. Futurus Financial Services has retained The Stern Marketing Group, a national marketing firm located in Berkley, California, to promote Futurus Bank and to develop its "high tech, high touch" image as a technologically responsive, community-focused bank that emphasizes prompt, professional and personalized service to individuals and businesses. Futurus Bank will also sponsor various community activities in our primary service area and will use media services such as local newspapers and direct mail campaigns to promote its products and services.

     CAPITALIZE ON TREND TOWARD CONSOLIDATION. We believe that consolidation in the banking industry will continue and will result in many individuals and small- to medium-sized businesses being dissatisfied with the upheaval in their banking relationships. We expect to capitalize on this continued industry consolidation. By positioning ourselves as a true community bank that is interested in delivering unparalleled personal service, we believe that we will draw many of those dissatisfied clients to us.

     OFFER FEE-GENERATING PRODUCTS AND SERVICES. Futurus Bank's range of services, pricing strategies, interest rates paid and charged, and hours of operation will be structured to attract its target clients and grow its market share. Futurus Bank will strive to offer small- to medium-sized businesses, professionals, entrepreneurs and consumers the best loan services available while charging appropriate fees for these services. Additionally, we anticipate using sophisticated technology and third-party service providers to perform selected functions at a lower cost in order to enhance non-interest income.

LENDING  SERVICES

     LENDING POLICY. We will offer a full range of lending products, including commercial, real estate and consumer loans to individuals and small- to medium-sized businesses and professional concerns. We will compete for these loans with competitors who are well established in the northern Fulton County area and have greater resources and lending limits. As a result, we may initially have to offer more flexible pricing and terms to attract borrowers.

     We estimate that Futurus Bank's loan portfolio will be comprised of the following:

         LOAN CATEGORY                                        RATIO
         -------------                                        -----
         Commercial loans to small- and
         medium-sized businesses . . . . . . . . . . . . . . .  60%

         Real estate related loans . . . . . . . . . . . . . .  30%

         Consumer loans. . . . . . . . . . . . . . . . . . . .  10%

Based on our executive officers' past lending experience, we believe that, when properly managed and monitored, none of these categories represents a significantly higher risk than the other. Additionally, Futurus Bank plans to avoid concentrations of loans to a single industry or secured by a particular type of collateral.

     LOAN APPROVAL AND REVIEW. Futurus Bank's loan approval policies will provide for various levels of officer lending authority. When the amount of total loans to a single borrower exceeds that individual officer's lending authority, an officer with a higher lending limit or Futurus Bank's Loan Committee will determine whether to approve the loan request. Futurus Bank will not make any loans to any of its directors or executive officers unless its board of directors, excluding the interested party, first approves the loan, and the terms of the loan are no more favorable than would be available to any comparable borrower.

     LENDING LIMITS. Futurus Bank's lending activities will be subject to a variety of lending limits imposed by federal law. Differing limits apply based on the type of loan or the nature of the borrower, including the borrower's relationship to the bank. In general, however, Futurus Bank will be able to loan any one borrower a maximum amount equal to either:

     -    15% of Futurus Bank's capital and surplus; or

     - 25% of its capital and surplus if the amount that exceeds 15% is fully secured by readily marketable collateral.

     Based on its proposed capitalization and projected pre-opening expenses, Futurus Bank's initial legal lending limit will be approximately $915,000 for loans not fully secured plus an additional $610,000, or a total of approximately $1,525,000, for loans that meet the federal guidelines. These legal limits will increase or decrease as Futurus Bank's capital increases or decreases as a result of its earnings or losses, among other reasons. Our management team has adopted an internal lending limit of $1.0 million, which will initially be lower than the applicable legal limit. However, based on either our internal lending limit or our legal lending limit, Futurus Bank will need to sell participations in its loans to other financial institutions in order to meet all of the lending needs of our clients requiring extensions of credit above these limits.

     CREDIT RISKS. The principal economic risk associated with each category of loans that Futurus Bank expects to make is the creditworthiness of the borrower. Borrower creditworthiness is affected by general economic conditions and the strength of the relevant business market segment. General economic factors affecting a borrower's ability to repay include interest, inflation and employment rates, as well as other factors affecting a borrower's customers, suppliers and employees.

     The well established financial institutions in the northern Fulton County market are likely to make proportionately more loans to medium- to large-sized businesses than Futurus Bank will make. Many of Futurus Bank's anticipated commercial loans will likely be made to small- to medium-sized businesses that may be less able to withstand competitive, economic and financial pressures than larger borrowers.

     COMMERCIAL LOANS. We expect that loans for commercial purposes in various lines of businesses will be one of the primary components of Futurus Bank's loan portfolio. The terms of these loans will vary by purpose and by type of underlying collateral, if any. Futurus Bank will typically make equipment loans for a term of five years or less at fixed or variable rates, with the loan fully amortized over the term. Equipment loans generally will be secured by the financed equipment, and the ratio of the loan principal to the value of the financed equipment or other collateral will generally be 80% or less. Loans to support working capital will typically have terms not exceeding one year and will usually be secured by accounts receivable, inventory or personal guarantees of the principals of the business. For loans secured by accounts receivable or inventory, principal will typically be repaid as the assets securing the loan are converted into cash, and for loans secured with other types of collateral, principal will typically be due at maturity. The quality of the commercial borrower's management and its ability both to properly evaluate changes in the supply and demand characteristics affecting its markets for products and services and to effectively respond to such changes are significant factors in a commercial borrower's creditworthiness.

     REAL ESTATE LOANS. Futurus Bank will make commercial real estate loans, construction and development loans, and residential real estate loans. These loans include commercial loans where Futurus Bank takes a security interest in real estate out of an abundance of caution and not as the principal collateral for the loan, but will exclude home equity loans, which are classified as consumer loans.

     - COMMERCIAL REAL ESTATE. Commercial real estate loan terms generally will be limited to five years or less, although payments may be structured on a longer amortization basis. Interest rates may be fixed or adjustable, although rates typically will not be fixed for a period exceeding 60 months. Futurus Bank will generally charge an origination fee of one percent. We will attempt to reduce credit risk on our commercial real estate loans by emphasizing loans on owner-occupied office and retail buildings where the ratio of the loan principal to the value of the collateral as established by independent appraisal does not exceed 80% and net projected cash flow available for debt service equals 120% of the debt service requirement. In addition, Futurus Bank generally will require personal guarantees from the principal owners of the property supported by a review by Futurus Bank's management of the principal owners' personal financial statements. Risks associated with commercial real estate loans include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and the quality of the borrower's management.
Futurus Bank will limit its risk by analyzing borrowers' cash flow and collateral value on an ongoing basis.

     - CONSTRUCTION AND DEVELOPMENT LOANS. We will make construction and development loans both on a pre-sold and speculative basis. If the borrower has entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a pre-sold basis. If the borrower has not entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a speculative basis. Construction and development loans are generally made with a term of nine to twelve months and interest is paid quarterly. The ratio of the loan principal to the value of the collateral as established by independent appraisal typically will not exceed 75%. Speculative loans will be based on the borrower's financial strength and cash flow position. Loan proceeds will be disbursed based on the percentage of completion and only after the project has been inspected by an experienced construction lender or independent appraiser. Risks associated with construction loans include fluctuations in the value of real estate and new job creation trends.

     - RESIDENTIAL REAL ESTATE. Futurus Bank's residential real estate loans will consist of residential second mortgage loans and residential construction loans only. We will offer fixed and variable rates on our mortgages with the amortization of second mortgages generally not exceeding 15 years and the rates generally not being fixed for over 60 months. These loans will be made in accordance with Futurus Bank's appraisal policy and with the ratio of the loan principal to the value of collateral as established by independent appraisal not exceeding 95%. We expect that these loan-to-value ratios will be sufficient to compensate for fluctuations in real estate market value and to minimize losses that could result from a downturn in the residential real estate market.

     CONSUMER LOANS. Futurus Bank will make a variety of loans to individuals for personal, family and household purposes, including secured and unsecured installment and term loans, home equity loans and home equity lines of credit. Consumer loan repayments depend upon the borrower's financial stability and are more likely to be adversely affected by divorce, job loss, illness and personal hardships. Because many consumer loans are secured by depreciable assets such as boats, cars and trailers, the loan should be amortized over the useful life of the asset. To minimize the risk that the borrower cannot afford the monthly payments, all fixed monthly obligations should not exceed 38% of the borrower's gross monthly income. The borrower should also be continuously employed for at least 12 months prior to obtaining the loan. The loan officer will review the borrower's past credit history, past income level, debt history and, when applicable, cash flow and determine the impact of all these factors on the ability of the borrower to make future payments as agreed. We expect that the principal competitors for consumer loans will be the established banks in the Futurus Bank market.

     LENDING OFFICERS. Futurus Bank intends to initially hire a commercial lender and a consumer lender in order to develop our loan portfolios. Each lender will have experience within the northern Fulton County market and will be expected to bring substantial business to Futurus Bank.

INVESTMENTS

     In addition to loans, Futurus Bank will make other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities. No investment in any of those instruments will exceed any applicable limitation imposed by law or regulation. The Asset and Liability Committee will review the investment portfolio on an ongoing basis in order to ensure that the investments conform to Futurus Bank's policy as set by the board of directors. The Asset and Liability Committee will be chaired by C. Parke Day and will also include Joel P.
Weinbach,  Danny  L.  Tesney  and  Nathan  E.  Hardwick,  IV.

ASSET  AND  LIABILITY  MANAGEMENT

     The Asset and Liability Committee will manage Futurus Bank's assets and liabilities and will strive to provide a stable, optimized net interest margin, adequate liquidity and a profitable after-tax return on assets and return on equity. The committee will conduct these management functions within the framework of written loan and investment policies that Futurus Bank will adopt. The committee will attempt to maintain a balanced position between rate sensitive assets and rate sensitive liabilities. Specifically, it will chart assets and liabilities on a matrix by maturity, effective duration and interest adjustment period and attempt to manage any gaps in maturity ranges.

DEPOSIT  SERVICES

     Futurus Bank will seek to establish a broad base of core deposits, including savings accounts, checking accounts, money market accounts, a variety of certificates of deposit and IRA accounts. To attract deposits, Futurus Bank will employ an aggressive marketing plan in its overall service area and will feature a broad product line and competitive rates and services. The primary sources of deposits will be residents of, and businesses and their employees located in, Futurus Bank's primary market area. Futurus Bank plans to obtain these deposits through personal solicitation by its officers and directors, direct mail solicitations and advertisements published in the local media. In order to attract its initial deposit base, Futurus Bank may offer higher interest rates on various deposit accounts.

OTHER  BANKING  SERVICES

     Other anticipated banking services include limited cash management services, on-line banking services, travelers checks, direct deposit of payroll and social security checks, night depository, ATM cards and debit cards. Futurus Bank plans to become associated with one or more nationwide networks of automated teller machines that our clients will be able to use throughout
Georgia and other regions. We do not plan to charge our clients for the use of these automated teller machines since we will initially have only one location. However, other financial institutions may charge our customers for the use of their automated teller machines. We also plan to offer MasterCard(R) and VISA(R) credit card services through a correspondent bank as an agent for Futurus Bank. Futurus Bank does not plan to exercise trust powers during its initial years of operation. It may in the future offer a full-service trust department, but cannot do so without the prior approval of the Office of the Comptroller of the Currency. We plan to offer discount brokerage services through a third party that has not been selected.

     Futurus Bank will also offer its targeted commercial clients a courier service that will pick up non-cash deposits and minimal cash deposits of up to approximately $200 from the client's place of business and deliver them to the bank. We believe that this will be an important service for our clients because Futurus Bank will initially have only one location. Futurus Bank will provide this service through a third party, which has not yet been chosen, that is approved by the Public Service Commission for bank-related work.

NON-BANKING  SERVICES

     As part of our business philosophy, we intend to differentiate ourselves from our competitors by creating a banking experience that provides to our clients' a whole new way of banking. Accordingly, we anticipate providing value-added, non-banking services that will make visiting our main office/retail center an enjoyable and worthwhile part of our clients' day. For example, in addition to our traditional banking services, we intend to dedicate space within our main office/retail center where clients may:

     - access the internet for free and sample our custom-blended coffee at our Internet Cafe';

     - relax in a comfortable chair and tune into the latest television broadcast covering the world of finance at our Financial Center;

     -    let their children play in our specially designed Kids' Center; and

     -    browse real estate listings,  obtain referrals for real estate-related
          services  and  acquire   information   on  marketing   their  personal
          residences or other real estate related subjects at our Home Center.

     We believe that by providing these and other non-banking services that we will be able to establish long-term and growing relationships with our clients and a community reputation that will continually attract new client relationships for Futurus Bank.

FUTURE  SERVICES

     In addition to the services described above, we anticipate that at some time in the future we will also offer to our clients permissible insurance products. We will probably delay offering these products until both Futurus
Financial  Services  and  Futurus  Bank  are  operating  profitably.

ASSOCIATES

     When we begin operations, Futurus Bank projects that it will have 7 full-time associates. When we occupy our permanent facility, Futurus Bank projects that it will have 13 full-time associates and one part-time associate. We do not expect that Futurus Financial Services will have any associates who are not also associates of Futurus Bank.

OFFICES

     On March 14, 2000, Futurus Financial Services entered into a contract with Pioneer Real Estate Development, Inc. to lease a 1.35 acre lot located on Windward Parkway, one-half mile west of Georgia Highway 400 in Alpharetta, Georgia. The leased property will be the proposed site for our permanent facility. The term of the lease will be for 12 years, with two five-year renewal options. Rent will range from $14,312.50 to $17,795.79 per month, plus a monthly rental agency fee ranging from $715.63 to $889.79, over the initial 12-year lease period. Construction of our permanent facility is expected to begin once we have raised $7.5 million in the offering with completion anticipated in approximately four to six months thereafter. The permanent facility will be a single-story, contemporary style building, and will include four drive-up windows, two of which will initially be operational, and one automated teller machine. The total construction cost of the building, including furniture, fixtures and equipment, is estimated at $1.5 million, with Pioneer Real Estate Development, Inc., as landlord, contributing approximately $450,000 of that amount. Futurus Bank, after being capitalized by Futurus Financial Services, will contribute the balance of approximately $1.05 million.

     Futurus Bank's proposed location will offer high visibility in an area with significant traffic flow. The Windward area is a central location for business, residential, leisure and shopping activities and is near Georgia Highway 400, a major highway serving the community.

     In the interim, our executive offices are located in a temporary facility located in the Alpharetta Square shopping center at 201 South Main Street, Alpharetta, Georgia, just south of the Alpharetta Highway (also known as South Main Street) and Old Milton Parkway intersection. Our temporary facility is approximately three miles from our proposed permanent location. The rental fee for the temporary office space is $1,750 per month until July 31, 2000, at which time the rental fee increased to $1,800 on a month-to-month basis. The lease for our temporary facility began February 15, 2000, and we completed our renovations and moved into our temporary facility in April 2000. Until we relocate to our permanent office location and once we receive final regulatory approval to begin banking operations, we plan to conduct only limited banking services out of our temporary facility, which will include making loans and taking deposits.

     Prior to moving into our temporary facility, our executive offices were located at 1580 Warsaw Road, Roswell, Georgia, with monthly rent being $1,055. The corresponding lease agreement for our Warsaw Road location terminated on August 31, 2000. The total rental expense associated with the Warsaw Road location was approximately $8,440 during 2000.

     Although we have no specific plans for expansion, we may expand our presence in Futurus Bank's market by adding branches in other strategic locations if deemed appropriate. We realize that by adding new branches, Futurus Bank may gain new channels through which it can build its deposit base and solicit new clients. Accordingly, we will carefully evaluate future opportunities for strategic expansion as they become available.

                                   MANAGEMENT

GENERAL


     The following table sets forth the number and percentage of outstanding shares of common stock we expect to be beneficially owned by our organizers, directors and executive officers after the completion of this offering. The addresses of our organizers, directors and executive officers are the same as the address of Futurus Financial Services. Prior to the offering, Gregory A. Janicki purchased one share of common stock for $10.00. We will redeem this share after the offering. The numbers of shares indicated in the table are based on "beneficial ownership" concepts as defined by the Securities and Exchange Commission. Beneficial ownership includes shares that are either owned or may be acquired within 60 days by the principal, a spouse, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal. This table excludes the warrants and options that will or may be granted to each organizer, director or executive officer because these warrants and options will not be exercisable within 60 days of the date of this prospectus. For information concerning warrants, see "Executive Compensation - Warrants" on page 45; for information concerning options, see "Executive Compensation -Employment Agreements" on page 43 and "Executive Compensation -Stock Incentive Plan" on page 46.



                            SHARES ANTICIPATED TO BE OWNED
                                 FOLLOWING THE OFFERING
                              -------------------------

                                            PERCENTAGE  PERCENTAGE
                                               OF          OF
                                             MINIMUM     MAXIMUM
NAME OF BENEFICIAL OWNER          NUMBER     OFFERING    OFFERING
------------------------------  ----------  ----------  ----------

DIRECTORS:
----------
William M. Butler                   15,000         2.0         1.4
C. Parke Day                        30,000         4.0         2.7
Nathan E. Hardwick, IV              40,000         5.3         3.6
Michael S. Hug                      20,000         2.7         1.8
Deborah M. Janicki (1)              30,000         4.0         2.7
Gregory A. Janicki (1)              30,000         4.0         2.7
Donald S. Shapleigh, Jr.            15,000         2.0         1.4
Danny L. Tesney                     25,000         3.3         2.3
Joel P. Weinbach
                                    20,000         2.7         1.8
EXECUTIVE OFFICERS WHO
ARE NOT ALSO DIRECTORS:
-----------------------
R. Wesley Fuller                     5,000           *           *
Suzanne T. Phipps                      250           *           *

PROPOSED DIRECTOR:
------------------
Johnny W. Masters, Sr.              30,200         4.0         2.7

ORGANIZER WHO IS NOT
ALSO A DIRECTOR
--------------------
Richard W. Stimson                   2,500           *           *

All Organizers, Directors and
Executive Officers as a Group
(13  persons)                      262,950        35.0        23.9
-------------------------------

*    Represents  ownership  of  less  than  1.0%.

(1) Gregory A. Janicki and Deborah M. Janicki each intends to purchase 30,000 shares of common stock. As husband and wife, they will also be deemed to be the beneficial owner of each other's shares. Consequently, each will be deemed to beneficially own 60,000 shares.

     The organizers may purchase approximately 350,000 additional shares in the offering if necessary to complete the offering.

EXECUTIVE  OFFICERS  AND  DIRECTORS  OF  FUTURUS  FINANCIAL  SERVICES

     The following table sets forth the ages of our executive officers and directors and the positions that they hold with Futurus Financial Services as of January 1, 2001. Each person listed below as a director has served as a director of Futurus Financial Services since August 12, 1999. Our president and chief executive office has served us in this capacity since August 20, 1999. The president and chief executive officer, chief financial officer and directors of Futurus Financial Services will also hold these same positions with Futurus Bank. Futurus Financial Services' articles of incorporation provide for a staggered board of directors so that roughly one-third of the directors are elected each year to serve three-year terms. The terms of office of the classes of directors expire as follows: Class I at the first annual meeting of shareholders, which we intend to hold in the spring of 2001; Class II at the second annual meeting of shareholders; and Class III at the third annual meeting of shareholders. Our executive officers serve at the discretion of the board of directors. See "Selected Provisions of the Articles of Incorporation and Bylaws" on page 51.


NAME                                    AGE    POSITION WITH FUTURUS FINANCIAL SERVICES
----                                    ---  ----------------------------------------------
CLASS I DIRECTORS:
William M. Butler                        43  Director, President and Chief Executive Officer
C. Parke Day                             35  Director, Secretary
Nathan E. Hardwick, IV                   35  Director
Deborah M. Janicki                       47  Director

CLASS II DIRECTORS:
Michael S. Hug                           42  Director
Gregory A. Janicki                       48  Chairman of the Board of Directors

CLASS III DIRECTORS:
Donald S. Shapleigh, Jr.                 52  Director
Danny L. Tesney                          43  Director, Treasurer
Joel P. Weinbach                         36  Director

NAME                                    AGE    POSITION WITH FUTURUS FINANCIAL SERVICES
----                                    ---  ----------------------------------------------

EXECUTIVE OFFICERS NOT ALSO DIRECTORS:
R. Wesley Fuller                         40  Chief Financial Officer, Executive Vice President
Suzanne T. Phipps                        35  Senior Vice President


     Subject to regulatory approval, Johnny W. Masters, Sr. will also serve as a director of Futurus Financial Services and Futurus Bank. We intend to place Mr. Masters in Class II of the Futurus Financial Services board of directors, so that the classes will be as nearly equal in number as possible.


     Each of Futurus Bank's proposed directors will, upon approval of the Office of the Comptroller of the Currency, serve until Futurus Bank's first shareholders meeting, which will convene shortly after Futurus Bank receives its charter. Futurus Financial Services, as the sole shareholder of Futurus Bank, will nominate each proposed director to serve as director of Futurus Bank at that meeting. After the first shareholders meeting, directors of Futurus Bank will serve for a term of one year and will be elected by Futurus Financial Services each year at Futurus Bank's annual meeting of shareholders. Futurus Bank's officers will be appointed or elected by its board of directors and will hold office at the will of its board.

     Deborah M. Janicki and Gregory A. Janicki, who are husband and wife, are the only directors or executive officers that have a family relationship as close as first cousins.

     The following is a biographical summary of each of our directors and executive officers, as well as our organizers who will not serve as directors:

-    DIRECTORS  OF  FUTURUS  FINANCIAL  SERVICES

     WILLIAM M. BUTLER. Mr. Butler was raised in northern Atlanta and has spent the majority of his banking career in this market. He is a graduate of Furman University with a Bachelor of Arts in Economics/Business Administration. Currently, Mr. Butler is attending the Stonier Graduate School of Banking. Mr. Butler has been a banker for over 17 years and has served in various management positions throughout his career. Most recently, from May 1997 to August 1999, Mr. Butler served as senior vice president and senior lender of Charter Bank & Trust, Marietta, Georgia. In this position, Mr. Butler was second in command and was responsible for all commercial lending activity for Charter Bank & Trust, a $165 million community bank. After joining Charter Bank & Trust in 1997, Mr. Butler was instrumental in growing the bank's total loans outstanding from $73 million to $98 million and improving the overall credit quality of the bank's loan portfolio, as measured by the level of adversely rated assets. Prior to joining Charter Bank & Trust, from April 1996 to December 1996, Mr. Butler was the vice president of administration with Caldwell-Spartin, a software company. Mr. Butler's banking experience also includes a position as division manager with Bank South, Atlanta, Georgia from June 1990 until January 1996 when the bank was acquired by NationsBank Corporation (now Bank of America Corporation).

     C. PARKE DAY. Mr. Day is a real estate developer/investor and principal owner of Parke Day Properties, LLC, which he founded in 1992. Parke Day Properties, LLC is located in Norcross, Georgia and the company has been active in northern Fulton County, Georgia. Prior to his real estate career, Mr. Day worked as a political campaign field coordinator from 1990 to 1992 and as a manager for Midway Plantation, Inc. from 1988 to 1989. Mr. Day was born in Atlanta and raised in Dunwoody, Georgia, and his community involvement includes the Atlanta Unit of the American Cancer Society, the Dunwoody Baptist Foundation and the Cecil B. Day Foundation. As a member of the Northern Fulton Chamber of Commerce, Mr. Day has numerous business and personal contacts in the northern Fulton County area.

     NATHAN E. HARDWICK, IV. Mr. Hardwick is the managing partner of Jackson & Hardwick, a real estate law firm with offices throughout the metropolitan Atlanta area. Since joining the firm in 1991, Mr. Hardwick has been responsible for every business aspect of the firm including bank accounts and escrow reconciliation. As managing partner, he is currently in charge of the day-to-day activities including overseeing the firm's eight offices. Through his firm, and individually, Mr. Hardwick is active in various community, civic and charitable activities.

     MICHAEL S. HUG. Mr. Hug is a registered architect, and is currently the managing partner of Zaic Hug & Associates, L.L.C., an architectural and interior design firm located in Alpharetta, Georgia. From 1989 to 1992, Mr. Hug was an associate architect with Culpepper, McAuliffe & Meaders, Inc. in Atlanta, Georgia and from 1982 to 1989, he was an associate architect with Smallwood, Reynolds, Stewart & Stewart, Inc. in Atlanta, Georgia. Throughout his career, Mr. Hug has been actively involved in various community organizations. As part of his community involvement, Mr. Hug has been a business partner for Manning Oaks Elementary School, an assistant baseball coach in Atlanta and Alpharetta, Georgia, a head soccer coach for YMCA-Buckhead and an assistant pack leader for a local Cub Scout organization.

     DEBORAH M. JANICKI. Ms. Janicki is senior vice president and co-owner of Real Estate Financial Services, Roswell, Georgia, a mortgage lending company with offices in metropolitan Atlanta, Georgia, metropolitan Charlotte, North Carolina, and metropolitan Greenville, South Carolina. Ms. Janicki started Real Estate Financial Services in 1995 with her husband, Gregory Janicki. Since 1986, Ms. Janicki has also been president of Northern Suburban Brokers, Inc., a real estate services firm in Alpharetta, Georgia. From 1992 to 1994, she was a vice president for New Homes America of Georgia, and from 1986 to 1992, she was a broker and owner of RE/MAX Northern Suburban. Ms. Janicki's community and professional activities include the Georgia Association of Realtors, Georgia Association of Mortgage Brokers, Student Venture of Atlanta, Atlanta Residential Young Council of Realtors and RE/MAX of Georgia Broker/Owner's Council.

     GREGORY A. JANICKI. Mr. Janicki is the president and co-owner of Real Estate Financial Services, Roswell, Georgia, a mortgage lending company with offices in metropolitan Atlanta, Georgia, metropolitan Charlotte, North Carolina, and metropolitan Greenville, South Carolina. Mr. Janicki started Real Estate Financial Services in 1995 with his wife, Deborah Janicki. From 1990 to 1994, Mr. Janicki was vice president and co-owner of First Realty Mortgage Corporation, a mortgage broker located in Roswell, Georgia. Before 1990, Mr. Janicki spent ten years with two major corporations in various sales management and executive positions. Mr. Janicki is author of the book Life Mastery: The Ultimate Power of Relationships, and he is a motivational public speaker and trainer in the areas of sales and management. Throughout his career, Mr. Janicki has been actively involved in community activities, including the Student
Venture of Atlanta and Georgia Association of Mortgage Brokers. Mr. Janicki received a Bachelor of Science Degree in Industrial Technology from the University of Wisconsin-Stout in 1973.

     DONALD S. SHAPLEIGH, JR. Mr. Shapleigh is executive vice president of sales for Directo, Inc., Norcross, Georgia. Directo is a financial services company that offers direct deposit payroll services and related financial products to individuals who do not have bank accounts. Mr. Shapleigh is also a member of the board of directors of Net.B@nk and Net.B@nk, Inc. Before joining Directo in 1999, Mr. Shapleigh spent 27 years as a banker in the Atlanta market. From 1995 to 1999, he was president and chief operating officer of Net.B@nk in Atlanta; from 1991 to 1994, he was an executive officer for SouthTrust Bank in Atlanta; and from 1971 to 1991, he served as an executive officer for Bank South, N.A. in Atlanta. Throughout his career, Mr. Shapleigh has remained active in community affairs including the United Way, Dunwoody Country Club, Habitat for Humanity and little league baseball.

     DANNY L. TESNEY. Mr. Tesney is a residential real estate salesman with RE/MAX Professional in Suwanee, Georgia and prior to January 1, 2001, when the company was sold, was vice president/treasurer and co-owner of C. Tesney & Associates, Inc., a real estate sales firm also located in Suwanee, Georgia. Mr. Tesney's charitable work benefits the Children's Miracle Network and Cystic Fibrosis, and he is presently a member of the Atlanta Chamber of Commerce.

     JOEL P. WEINBACH. Mr. Weinbach is a partner in Silicon Stemcell, a business incubator located in Columbia, South Carolina that develops technology-oriented businesses. Presently he is involved with various startup technology companies, and has invested in numerous companies with Atlanta operations. In addition, Mr. Weinbach is president of Yieldstar.com, a yield-management expert system delivered through the internet to the multifamily housing industry. He formerly owned a technology consulting firm with over 300 employees and office locations in North Carolina, South Carolina, Georgia, Texas and Alabama. He has worked with numerous banks and credit unions as clients and he has been involved with designing bank networks, communications systems and information technology operating procedures. He is a former board member of Windward Technology, an Atlanta-based systems integrator that was acquired by a public company. Mr. Weinbach has been a member of the National Board of Advisors for The College of Math and Science and The College of Social Work at the University of South Carolina since 1996.

-    ADDITIONAL  EXECUTIVE  OFFICERS

     R. WESLEY FULLER. Mr. Fuller is the chief financial officer and executive vice president of Futurus Financial Services and the proposed chief financial officer of Futurus Bank. Prior to joining us, Mr. Fuller served as a senior vice president of Premier Bancshares and executive vice president of Premier Bank where he was responsible for managing the operations functions of the bank. During his tenure at Premier, from November 1997 to April 2000, Mr. Fuller was instrumental in coordinating the combination of nine bank charters into a single institution in less than 18 months while managing the operations of the bank as it grew from approximately $300 million to approximately $2 billion in assets. From January 1994 to October 1997, Mr. Fuller served as the first vice president of Central and Southern Bank of Georgia where he managed the retail banking side of three different branches, as well as directed the operations of Central and Southern Bank. Prior to his experience at Central and Southern Bank, from 1983 to 1993, Mr. Fuller served in various capacities with Bank Corporation of Georgia and its subsidiaries, First South Bank and Ameribank, including vice president, controller, data processing manager and banking officer. Mr. Fuller graduated from Georgia College in 1983 with a degree in accounting, and is a 1996 graduate of the BAI Graduate School of Banking.

     SUZANNE T. PHIPPS. Ms. Phipps is the senior vice president of Futurus Financial Services and the proposed chief credit officer and chief lending officer of Futurus Bank. Ms. Phipps has approximately 12 years of credit and lending experience. From August 1998 to February 2000, Ms. Phipps served as a credit risk officer for Banc of America Specialty Finance, Inc., Alpharetta, Georgia, an affiliate of Bank of America, where she assessed and monitored the lending risk within a $1.5 billion commercial loan portfolio. As part of her responsibilities as a credit risk officer, Ms. Phipps also helped establish asset quality standards and recommended structural changes where needed to ensure quality loan growth. Prior to joining Banc of America Specialty Finance, Ms. Phipps served from August 1996 to August 1998 as a credit policy officer for NationsCredit Distribution Finance, Inc., Atlanta, Georgia. In this capacity, Ms. Phipps reviewed and approved requests for floor plan financing for a $425 million loan portfolio, as well as audited field offices to verify credit policies and loan documentation compliance. Additionally, from January 1996 to August 1998, Ms. Phipps served as a relationship manager for NationsBank, and from December 1993 to January 1996, as a commercial banking officer and a corporate services manager with Bank South, Atlanta, Georgia. Ms. Phipps received her bachelor's degree in business administration in 1987 from Georgia State University.

-     PROPOSED  DIRECTOR

     JOHNNY W. MASTERS, SR. Mr. Masters is a CPA, attorney and registered investment advisor and is president of John Masters, CPA, PC, an Atlanta accounting firm. Mr. Masters earned his BS in Electrical Engineering from Georgia Tech in 1969, his MBA from the University of Chicago Graduate School of Business in 1975, and his Doctor of Jurisprudence in 1979. He was an organizer and served on the board of Peachtree National Bank, in Peachtree City, Georgia from 1986 through 1990. Mr. Masters is involved in various community, civic professional and charitable activities, and for 20 years staffed the WGST News Radio Call the Expert program on taxation as a public service.

-    ADDITIONAL  ORGANIZERS

     RICHARD W. STIMSON. On May 1, 2000, Mr. Stimson accepted a new position as vice president of legal affairs for Nokia of the Americas with the Nokia Corporation and is principally involved in legal and governmental affairs for Nokia's mobile phone products. Prior to accepting his new position with Nokia, and for the past 21 years, Mr. Stimson has worked for the GTE Corporation, including serving as GTE's vice president and deputy general counsel with worldwide responsibility for GTE's litigation and antitrust matters and with executive oversight of GTE's wireless, air-to-ground and telecommunications services legal activities. Additionally, from 1981 to 1983, Mr. Stimson served as chief counsel to Commissioner Anthony Sousa, Federal Energy Regulatory Commission, Washington, D.C., where he advised on various national energy matters. Mr. Stimson is admitted to practice law in Michigan, North Carolina, Indiana and Texas and has been an active participant in the American Bar Association. Mr. Stimson is a member of Mt. Pisgah United Methodist Church and has previously been active in the American Cancer Society, the United Way, the Multiple Sclerosis Society and the Boy Scouts of America.

BOARD  COMMITTEES

     Futurus Financial Services' board of directors has established the committees described below. The members of each committee will be the same for Futurus Bank as they are for Futurus Financial Services. Subject to Mr. Masters' regulatory approval to serve as a director, we expect that Mr. Masters will serve on one or more committees of Futurus Financial Services and Futurus Bank.


     COMPENSATION COMMITTEE. The Compensation Committee establishes compensation levels for officers of Futurus Financial Services and Futurus Bank, reviews management organization and development, reviews significant benefit programs and establishes and administers executive compensation programs, including our stock incentive plan. The Compensation Committee is chaired by Nathan E. Hardwick, IV with Gregory A. Janicki, William M. Butler and Donald S. Shapleigh, Jr. as members.

     EXECUTIVE COMMITTEE. The Executive Committee is authorized, between meetings of the board of directors, to perform all duties and exercise all authority of the board except for those duties and authorities specifically granted to other committees of the board or which are exclusively reserved to the full board. The committee will make recommendations to the board regarding matters that are important to the overall management and expansion of Futurus Financial Services and Futurus Bank, including annual budgets and strategic business plans. Additionally, this committee will be responsible for recommending nominations for expired board seats and additional board members. The Executive Committee is chaired by Gregory A. Janicki with William M. Butler, Nathan E. Hardwick, IV and Donald S. Shapleigh, Jr. as members.

     LOAN COMMITTEE. The Loan Committee will be responsible for establishing or approving, in conjunction with management, all major policies and procedures pertaining to loan policy, including:

     -    establishing the loan approval system;

     -    approving all loans in excess of a predetermined amount;

     - reviewing all past due reports, rated loan reports, non-accrual reports and other reports and indicators of overall loan portfolio quality;

     -    establishing measurements for adequacy of the loan loss reserve; and

     - reviewing any other matters pertaining to the loan portfolio such as yield and concentrations.

The Loan Committee is chaired by Donald S. Shapleigh, Jr. with Deborah M. Janicki, Danny L. Tesney, William M. Butler and Michael S. Hug as members.

     AUDIT, COMPLIANCE AND CRA COMMITTEE. The principal responsibilities of this committee are to ensure that the board receives objective information regarding policies, procedures and controls of Futurus Bank with respect to auditing, accounting, internal accounting controls and financial reporting. The committee will also work to ensure that Futurus Bank is in full compliance with applicable laws and regulations. Among other things, this will require the following:

     - recommending the appointment of an independent auditor on an annual basis;

     -    reviewing the independent auditors' report and management's response;

     - reviewing all reports from regulatory authorities and management's response;

     -    establishing independent reviews and audits;

     - establishing appropriate levels of director and officer insurance and blanket bond insurance coverage; and

     -    reviewing CRA compliance.

The Audit, Compliance and CRA Committee is chaired by Joel P. Weinbach with Gregory A. Janicki as a member.

     ASSET/LIABILITY COMMITTEE. The Asset/Liability Committee will be responsible for the overall investment strategy of Futurus Financial Services and Futurus Bank. This will include liquidity management, risk management, net interest margin management, monitoring deposit level trends and pricing, monitoring asset level trends and pricing, and portfolio investment decisions. The Asset/Liability Committee is chaired by C. Parke Day with Joel P. Weinbach, Danny L. Tesney and Nathan E. Hardwick, IV as members.

     MARKETING COMMITTEE. It will be the duty of the Marketing Committee to seek advice, support and commitment from the entire board of directors regarding the development of safe and sound banking business through board members' contacts within the community. We believe that a new bank's success depends on this commitment, and members of this committee will regularly contact other board members for their help in introducing high quality potential clients to Futurus Bank. The Marketing Committee will also serve as a forum to determine the credit needs of the community. The Marketing Committee is chaired by Gregory A. Janicki with Michael S. Hug, Deborah M. Janicki, C. Parke Day,
William  M.  Butler  and  Nathan  E.  Hardwick,  IV  as  members.

                             EXECUTIVE COMPENSATION

ANNUAL  COMPENSATION


     The following table shows information regarding compensation for services rendered in all capacities to Futurus Financial Services by its president and chief executive officer in the years indicated. No other executive officer earned more than $100,000 in salary and bonus in the years indicated.


                                  SUMMARY COMPENSATION TABLE
                                                                ANNUAL COMPENSATION
                                                      ----------------------------------------
                                                                             OTHER ANNUAL
                                           YEAR       SALARY ($)  BONUS ($)  COMPENSATION ($)
                                       -------------  ----------  ---------  -----------------

                                               2000     120,000           0               0(2)
William M. Butler,
President and Chief
Executive Officer                              1999    48,047(1)          0               0(2)

---------------------
(1) Reflects the period of time from August 20, 1999 through December 31, 1999, during which time Mr. Butler was classified as an independent contractor.

(2) We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under the Securities and Exchange Commission's regulations.

EMPLOYMENT  AGREEMENTS

     WILLIAM M. BUTLER. Effective August 20, 1999, Futurus Financial Services and Futurus Bank entered into a three-year employment agreement with William M. Butler regarding Mr. Butler's employment as our president and chief executive officer. Under the terms of the agreement, Mr. Butler receives a salary of $120,000 per year, plus benefits, and may be entitled to receive annual bonus compensation as awarded by the Compensation Committee based on Futurus Bank's earnings. For Mr. Butler to be eligible for any annual performance bonuses, Futurus Bank must first:

     - receive a "satisfactory" or better rating by the OCC in its most current OCC Report of Supervisory Activity with a Uniform Financial Institution Rating of not less than "2";

     - receive a classification rating of "adequately capitalized" or better, as defined by OCC regulations;

     -    be in operation for more than one year; and

     -    become and remain profitable as of its most recent fiscal year-end.

Once eligible, Mr. Butler may receive an annual performance bonus in an amount up to 25% of his base salary for meeting or exceeding the board of director's annual plan for Futurus Bank. Furthermore, based on the same eligibility criteria, Mr. Butler may receive a separate bonus in an amount equal to 15% of Futurus Bank's pre-tax profits, up to 25% of his base salary.

     Mr. Butler's agreement also provides that Futurus Financial Services will grant Mr. Butler an incentive stock option to purchase 25,000 shares of our common stock at an exercise price of $10.00 per share. Mr. Butler's option will be issued under our stock incentive plan and will constitute 41.7% of the 60,000 shares reserved for issuance under the plan if the minimum number of shares is sold in this offering, and 28.4% of the 88,000 shares reserved for issuance under the plan if the maximum number of shares is sold in this offering. Mr. Butler's option will generally become exercisable in equal one-fifth annual increments over a five-year period beginning on the one-year anniversary after this prospectus becomes effective.


     At the end of the initial three-year term of Mr. Butler's agreement, and at the end of each succeeding 12-month period, the agreement will be extended for an additional 12-month period unless either of the parties to the agreement gives notice of his or its intent not to extend the agreement. We will be obligated to pay Mr. Butler his base salary for 12 months if one of the following terminating events occurs:

     -     Mr.  Butler  becomes  permanently  disabled;

     -     Futurus  Bank  abandons  its  organizational  efforts;

     -     Futurus Bank terminates Mr. Butler's employment without cause; or

     -     Mr.  Butler  terminates  his  employment  for  cause.

Additionally, upon a change of control of Futurus Financial Services, Mr. Butler will be entitled to severance compensation in an amount equal to 12 months of his base salary if we or our successor terminates his employment other than for cause. Cause for terminating employment is defined in the agreement.

     The agreement also generally provides that, for a period of 18 months following the termination of Mr. Butler's employment, he will not compete with Futurus Bank in the banking business nor solicit our clients nor the associates employed by us. The non-competition and non-solicitation provisions of the agreement only apply if Mr. Butler terminates his employment without cause or in connection with a change of control, or if we terminate his employment with cause.

     R. WESLEY FULLER. Effective April 6, 2000, we entered into a three-year employment agreement with R. Wesley Fuller regarding Mr. Fuller's employment as our chief financial officer. Under the terms of the agreement, Mr. Fuller receives a salary of $95,000 per year, plus benefits, and may be entitled to receive annual bonus compensation as awarded by our compensation committee based on Futurus Bank's earnings. Mr. Fuller's annual performance bonus is contingent on the same eligibility criteria discussed earlier for Mr. Butler. If the bonus criteria are met, Mr. Fuller may receive up to 25% of his base salary in the form of an annual bonus.


     Mr. Fuller's agreement also provides that Futurus Financial Services will grant Mr. Fuller an incentive stock option to purchase 10,000 shares of our common stock at an exercise price of $10.00 per share. Mr. Fuller may receive an additional stock option to purchase 5,000 shares of our common stock if Futurus Bank meets or exceeds 110% of the board of directors' annual plan for fiscal year 2001. Mr. Fuller's options, if granted, would be issued under our stock incentive plan and may constitute up to 25.0% of the 60,000 shares reserved for issuance under the plan if the minimum number of shares is sold in this offering, and up to 17.0% of the 88,000 shares reserved for issuance under the plan if the maximum number of shares is sold in this offering. Mr. Fuller's options would generally become exercisable in equal one-fifth annual increments over a five-year period.


     The agreement also generally provides that, for a period of 18 months following the termination of Mr. Fuller's employment, he will not compete with Futurus Bank in the banking business nor solicit our clients nor the associates employed by us. The non-competition and non-solicitation provisions of the agreement would only apply if Mr. Fuller terminates his employment without cause or in connection with a change of control, or if we terminate his employment with cause.

     The initial term of Mr. Fuller's agreement is three years, and is generally renewable and terminable under the same conditions as stated earlier for Mr. Butler's employment agreement.


     SUZANNE T. PHIPPS. Effective April 4, 2000, we entered into a three-year employment agreement with Suzanne T. Phipps regarding Ms. Phipps' employment as our chief lending officer and chief credit officer. Under the terms of the proposed agreement, Ms. Phipps receives a salary of $77,000 per year, plus benefits, and may be entitled to receive annual bonus compensation as awarded by our compensation committee based on Futurus Bank's earnings. Ms. Phipps' annual performance bonus is contingent on the same eligibility criteria discussed earlier for Mr. Butler. If the bonus criteria are met, Ms. Phipps may receive up to 25% of her base salary in the form of an annual bonus.


     Ms. Phipps' agreement also provides that Futurus Financial Services will grant Ms. Phipps an incentive stock option to purchase 5,000 shares of our common stock at an exercise price of $10.00 per share. Ms. Phipps may receive an additional stock option to purchase 2,500 shares of our common stock if Futurus Bank meets or exceeds 110% of the board of directors' annual plan for fiscal year 2001. Ms. Phipps' options, if granted, would be issued under our stock incentive plan and may constitute up to 12.5% of the 60,000 shares reserved for issuance under the plan if the minimum number of shares is sold in this offering, and 8.5% of the 88,000 shares reserved for issuance under the plan if the maximum number of shares is sold in this offering. Ms. Phipps' options would generally become exercisable in equal one-fifth annual increments over a five-year period.


     The agreement also generally provides that, for a period of 18 months following the termination of Ms. Phipps employment, she will not compete with Futurus Bank in the banking business nor solicit our clients nor the associates employed by us. The non-competition and non-solicitation provisions of the agreement would only apply if Ms. Phipps terminates her employment without cause or in connection with a change of control, or if we terminate her employment with cause.


     The initial term of Ms. Phipps' proposed agreement is three years, and is generally renewable and terminable under the same conditions as stated earlier for Mr. Butler's employment agreement.


DIRECTOR  COMPENSATION

     Our payment of director compensation will depend on various factors, including our profitability. When deemed appropriate, we anticipate paying cash director fees of $250 per board of directors meeting attended and $100 per committee meeting attended. Prior to paying director compensation, we will adopt director compensation policies that conform to applicable law.


WARRANTS


     The organizers intend to purchase a total of 257,700 shares of common stock in the offering at a price of $10.00 per share. This represents 34.4% of the minimum number of shares being offered and 23.4% of the maximum number of shares being offered.

     Ten of our eleven organizers have guaranteed a portion of the line of credit with The Bankers Bank. In recognition of the efforts made and financial risks undertaken by our organizers in organizing Futurus Financial Services and Futurus Bank, we will issue to our organizers, at no cost to them, warrants to purchase additional shares of our common stock at a price of $10.00 per share, subject to adjustment for stock splits, recapitalizations or other similar events. We intend to issue warrants to the organizers to purchase an aggregate number of shares equal to 22% of the number of shares sold in this offering, up to a maximum of 241,200 shares. Accordingly, based on the number of shares the organizers intend to purchase in the offering, we will issue the organizers warrants to purchase an aggregate of 165,000 shares if the minimum number of shares is sold in the offering and 241,200 shares if the maximum number of shares is sold in the offering.

     We will allocate the aggregate number of shares subject to the warrants to the organizers on a pro rata basis based upon the number of shares each organizer purchases in the offering as it relates to the total number of shares purchased in the offering by all organizers. No organizer, however, will receive a warrant to purchase more shares than he or she purchases in the offering. Additionally, if the organizers collectively purchase an aggregate of less than 22% of the shares sold in the offering, we will reduce the aggregate number of shares subject to the warrants to equal the number of shares purchased by the organizers.


     The warrants will vest in one-third annual increments over a period of three years beginning on the one-year anniversary of the date of this prospectus. The warrants will remain exercisable for the ten-year period following the date of this prospectus. Additionally, if Futurus Bank's capital falls below the minimum level determined by the Office of the Comptroller of the Currency, we may be directed to require our organizers to exercise or forfeit their warrants.


STOCK  INCENTIVE  PLAN


     GENERAL. Futurus Financial Services' 2000 Stock Incentive Plan provides us with the flexibility to grant incentive stock options and non-qualified stock options to our organizers, directors, executive officers and other individuals employed by us for the purpose of giving them a proprietary interest in and encouraging them to remain involved with Futurus Financial Services or Futurus Bank. The board of directors has reserved for issuance under the plan a number of shares of common stock equal to 8% of the shares sold in the offering. This percentage represents 60,000 shares if the minimum number of shares is sold in the offering and 88,000 shares if the maximum number of shares is sold in the offering. The number of shares reserved for issuance may be adjusted in the event of a stock split, recapitalization or similar event as described in the plan.

     Our executive officers will be issued stock option awards under the plan in connection with the employment agreements that we have entered into with them. See "Executive Compensation-Employment Agreements" on page 43.


     ADMINISTRATION. The plan is administered by our Compensation Committee. The committee members are appointed by the board of directors of Futurus Financial Services, which considers the standards contained in both Section 162(m) of the Internal Revenue Code and Rule 16(b)(3) under the Securities Exchange Act when appointing members to the committee. The committee will have the authority to grant awards under the plan, to determine the terms of each award, to interpret the provisions of the plan and to make all other determinations that it may deem necessary or advisable to administer the plan.

     The plan permits the committee to grant stock options to eligible persons. The committee may grant these options on an individual basis or design a program providing for grants to a group of eligible persons. The committee determines, within the limits of the plan, the number of shares of common stock subject to an option, to whom an option is granted, the exercise price and forfeiture or termination provisions of each option. Unless otherwise permitted by the committee, a holder of a stock option generally may not transfer the option during his or her lifetime.


     OPTION TERMS. The plan provides for incentive stock options and non-qualified stock options. The committee will determine whether an option is an incentive stock option or a non-qualified stock option when it grants the option, and the option will be evidenced by an agreement describing the material terms of the option. The maximum number of shares of common stock with respect to which options may be granted during any one-year period to any participant may not exceed 60,000.


     The committee determines the exercise price of an option. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date of the grant, or less than 110% of the fair market value if the participant owns more than 10% of the outstanding common stock of Futurus Financial Services or its affiliates. When the incentive stock option is exercised, Futurus Financial Services will be entitled to place a legend on the certificates representing the shares of common stock purchased upon exercise of the option to identify them as shares of common stock purchased upon the exercise of an incentive stock option. The exercise price of non-qualified stock options may not be less than 85% of the fair market value of the common stock on the date that the option is awarded, based upon any reasonable measure of fair market value. The committee may permit the exercise price to be paid in cash, by the delivery of previously owned shares of common stock, through a cashless exercise executed through a broker or by having a number of shares of common stock otherwise issuable at the time of exercise withheld. The committee may make cash awards designed to cover tax obligations of participants that result from the receipt or exercise of a stock option.

     The committee will also determine the term of an option, which may not exceed ten years. Additionally, any incentive stock option granted to a participant who owns more than 10% of the outstanding common stock of Futurus Financial Services or its affiliates will not be exercisable more than five years after the date the option is granted. Subject to any further limitations in the applicable agreement, if a participant's employment is terminated, an incentive stock option will expire and become unexercisable no later than three months after the date of termination of employment. If, however, termination of employment is due to death or disability, one year may be substituted for the three-month period. Incentive stock options are also subject to the further restriction that the aggregate fair market value, determined as of the date of the grant, of common stock as to which any incentive stock option first becomes exercisable in any calendar year is limited to $100,000 per recipient. If incentive stock options covering common stock with a value in excess of $100,000 first become exercisable in any one calendar year, the excess will be non-qualified options. For purposes of determining which options, if any, have been granted in excess of the $100,000 limit, options will be considered in the order they were granted.

     TERMINATION OF OPTIONS. The terms of particular options may provide that they terminate, among other reasons, upon the holder's termination of employment or other status with Futurus Financial Services or any affiliate, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control of Futurus Financial Services or Futurus Bank. An agreement may provide that if the holder dies or becomes disabled, the holder's estate or personal representative may exercise the option. The committee may, within the terms of the plan and the applicable agreement, cancel, accelerate, pay or continue an option that would otherwise terminate for the reasons discussed above.

     CERTAIN REORGANIZATIONS. The plan provides for appropriate adjustment, as determined by the committee, in the number and kind of shares and the exercise price subject to unexercised options in the event of any change in the outstanding shares of common stock by reason of any subdivision or combination of shares, payment of a stock dividend or other increase or decrease in the number of outstanding shares effected without the receipt of consideration. In the event of certain corporate reorganizations, the committee may, within the terms of the plan and the applicable agreement, substitute, cancel (with or without consideration), accelerate, remove restrictions or otherwise adjust the terms of an option.

     AMENDMENT AND TERMINATION OF THE PLAN. The board of directors has the authority to amend or terminate the plan. The board of directors is not required to obtain shareholder approval to amend or terminate the plan, but may condition any amendment or termination of the plan upon shareholder approval if it determines that shareholder approval is necessary or appropriate under tax, securities, or other laws. The board's action may not adversely affect the rights of a holder of a stock option without the holder's consent.

     FEDERAL INCOME TAX CONSEQUENCES. The following discussion outlines generally the federal income tax consequences of participation in the plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the plan.

     - INCENTIVE STOCK OPTIONS. A participant who exercises an incentive stock option will not be taxed when he or she exercises the option or a portion of the option. Instead, the participant will be taxed when he or she sells the shares of common stock purchased upon exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock prior to two years from the date of grant of the incentive stock option and one year from the date the common stock is transferred to him or her, any gain will be a capital gain, and we will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain before that time, the difference between the amount the participant paid for the common stock and the lesser of its fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and we will be entitled to a corresponding deduction. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year period indicated, no amount will be taxed as ordinary income, and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

     - NON-QUALIFIED OPTIONS. A participant will not recognize income upon the grant of a non-qualified option or at any time before the exercise of the option or a portion of the option. When the participant exercises a non-qualified option or portion of the option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and Futurus Financial Services will then be entitled to a corresponding deduction.

     Depending upon the time period for which shares of common stock are held after exercise of a non-qualified option, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of such shares when the non-qualified option was exercised.

     Special rules apply to a participant who exercises a non-qualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to Futurus Financial Services and to a participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as currently in effect.


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
                           RELATED PARTY TRANSACTIONS

     We expect to enter into banking and other business transactions in the ordinary course of business with our organizers, directors and executive officers, including members of their families and corporations, partnerships or other organizations in which they have a controlling interest. If these transactions occur, each transaction will:

     - In the case of banking transactions, be on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to Futurus Bank;

     - In the case of business transactions, be on terms no less favorable than could be obtained from an unrelated third party; and

     - In the case of all related party transactions, be approved by a majority of the directors, including a majority of the directors who do not have an interest in the transaction.

     In addition to transactions in the ordinary course of our business, our operations have been and will continue to be funded through a line of credit from The Bankers Bank, currently in the amount of $1.2 million. Ten of our eleven organizers have guaranteed a portion of the line of credit. We plan to repay the line of credit after the close of the offering.

     We expect to have a referral relationship with Real Estate Financial Services, a retail mortgage lending company that is principally owned by two members of our board of directors, Gregory A. Janicki and Deborah M. Janicki. Currently, Real Estate Financial Services refers both commercial and consumer business to various financial institutions. Our proposed referral relationship with Real Estate Financial Services will satisfy the conditions above and will be on terms comparable to those of Real Estate Financial Services' existing relationships with other financial institutions.

           DESCRIPTION OF CAPITAL STOCK OF FUTURUS FINANCIAL SERVICES

COMMON  STOCK


     Our articles of incorporation authorize our board of directors, without shareholder approval, to issue up to 10,000,000 shares of common stock, no par value, of which at least 750,000 shares will be issued in this offering. As of the date of this prospectus, up to 88,000 shares of our common stock were reserved for issuance under our stock incentive plan and up to 241,200 shares of our common stock were reserved for issuance upon the exercise of the warrants to be granted to our organizers.


     All shares of our common stock will be entitled to share equally in dividends from legally available funds, when, as and if declared by our board of directors. We do not anticipate that we will pay any cash dividends on our common stock in the near future. If we were to voluntarily or involuntarily liquidate or dissolve, all shares of our common stock would be entitled to share equally in all of our remaining assets available for distribution to our shareholders. Each holder of common stock will be entitled to one vote for each share on all matters submitted to the shareholders. Whenever we issue new shares of capital stock, holders of our common stock will not have any right to acquire authorized but unissued capital stock of Futurus Financial Services. No cumulative voting, redemption, sinking fund or conversion rights or provisions apply to our common stock. All shares of our common stock issued in the offering as described in this prospectus will be fully paid and non-assessable.

PREFERRED  STOCK

     Our articles of incorporation also authorize our board of directors, without shareholder approval, to issue up to 2,000,000 shares of preferred stock, no par value. Our board of directors may determine the terms of the preferred stock. Preferred stock may have voting rights, subject to applicable law and as determined by our board of directors. Although we have neither issued nor have any present plans to issue any preferred stock, the ownership and control of Futurus Financial Services by the holders of our common stock would be diluted if we were to issue preferred stock that had voting rights.

TRANSFER  AGENT

     The transfer agent and registrar for our common stock is SunTrust Bank, Atlanta, Georgia.

         SELECTED PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

PROTECTIVE  PROVISIONS

     GENERAL. Shareholders' rights and related matters are governed by the Georgia Business Corporation Code and Futurus Financial Services' articles of incorporation and bylaws. Futurus Financial Services' articles of incorporation and bylaws contain protective provisions that would have the effect of impeding an attempt to change or remove Futurus Financial Services' management or to gain control of Futurus Financial Services in a transaction not supported by its board of directors. These provisions are discussed in more detail below. In general, one purpose of these provisions is to assist Futurus Financial Services' board of directors in playing a role in connection with attempts to acquire control of Futurus Financial Services. They allow the board of directors to further and protect Futurus Financial Services' interests, and those of its shareholders as appropriate under the circumstances, by enhancing the board's ability to maximize the value to be received by the shareholders upon a sale.

     Although Futurus Financial Services' management believes the protective provisions are beneficial to Futurus Financial Services' shareholders, they also may tend to discourage some takeover bids. As a result, Futurus Financial Services' shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the protective provisions discourage undesirable proposals, Futurus Financial Services may be able to avoid those expenditures of time and money.

     The protective provisions also may discourage open market purchases by a potential acquirer. These purchases could increase the market price of the common stock temporarily, enabling shareholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the provisions could decrease the market price of the common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The provisions also could make it more difficult and time consuming for a potential acquirer to obtain control of Futurus Financial Services by replacing its board of directors and management. Furthermore, the provisions could make it more difficult for Futurus Financial Services' shareholders to replace the board of directors or management, even if a majority of the shareholders believes that replacing them would be in Futurus Financial Services' best interests. As a result, the protective provisions could tend to keep the incumbent board of directors and management in place.

     Futurus Financial Services' articles of incorporation also contain a provision that eliminates the potential personal liability of directors for monetary damages in specific circumstances. In addition, Futurus Financial Services' bylaws contain certain provisions that provide indemnification for our directors, agents and the associates employed by us. The protective provisions and the provisions relating to elimination of liability and indemnification of directors, agents and our associates are discussed more fully below.

     PREFERRED STOCK. The existence of preferred stock could impede a takeover of Futurus Financial Services without the approval of our board of directors. This is because the board of directors could issue shares of preferred stock to persons friendly to current management, which could render more difficult or discourage any attempt to gain control of Futurus Financial Services through a proxy contest, tender offer, merger or otherwise. In addition, the issuance of shares of preferred stock with voting rights may adversely affect the rights of the holders of common stock and, in various circumstances, could decrease the market price of the common stock.

     STAGGERED TERMS FOR BOARD OF DIRECTORS. Futurus Financial Services' board of directors is divided into three classes. Directors serve staggered terms, which means that roughly one-third of the directors will be elected each year at Futurus Financial Services' annual meeting of shareholders. The initial term of the Class I directors expires in 2001, the initial term of the Class II directors expires in 2002 and the initial term of the Class III directors expires in 2003. Thereafter, each director will serve for a term of three years. This means that unless the existing directors were to resign, it would take at least two annual meetings of Futurus Financial Services' shareholders to replace a majority of its directors. Any amendment of this provision adopted by less than two-thirds of the entire board of directors would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock; otherwise, the amendment would only require the affirmative vote of at least a majority of the outstanding shares of common stock.

     CHANGE IN NUMBER OF DIRECTORS. Futurus Financial Services' articles of incorporation provides that any change in the number of directors, as set forth in its bylaws, would have to be made by the affirmative vote of two-thirds of the entire board of directors or by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of common stock.

     REMOVAL OF DIRECTORS. Futurus Financial Services' articles of incorporation provide that one or more directors may be removed for cause during their terms only by the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote in an election of directors. Directors may also be removed during their terms without cause only by the affirmative vote of the holders of two-thirds of the issued and outstanding shares of common stock entitled to vote in an election of directors. Any amendment of this provision adopted by less than two-thirds of the entire board of directors would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock; otherwise, the amendment would only require the affirmative vote of at least a majority of the outstanding shares of common stock.

     SUPERMAJORITY VOTING ON SELECTED TRANSACTIONS. Futurus Financial Services' articles of incorporation, with exceptions, require that any merger or similar transaction involving Futurus Financial Services or any sale or other disposition of all or substantially all of its assets will require the affirmative vote of a majority of Futurus Financial Services' directors then in office and the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock. However, if Futurus Financial Services' board of directors has approved the particular transaction by the affirmative vote of two-thirds of the entire board, then the applicable provisions of Georgia law would govern and shareholder approval of the transaction would require only the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the transaction. Any amendment of this provision adopted by less than two-thirds of the entire board of directors would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock; otherwise, the amendment would only require the affirmative vote of at least a majority of the outstanding shares of common stock.

     LIMITATIONS ON SELECTED ACQUISITIONS OF VOTING SECURITIES. Under the Change in Bank Control Act, a person who wishes to acquire (as defined) 10% or more of a bank holding company's voting securities must file a notice with the Federal Reserve 60 days prior to the acquisition to give the Federal Reserve an opportunity to disapprove the proposed acquisition. During our first five years of operations, our articles of incorporation provide that if a person is required to file a notice with the Federal Reserve under the Change in Bank Control Act, then the person must also file a notice with our board of directors at the same time. Our board of directors also has 60 days to disapprove an acquisition if it finds, in its sole discretion, that the acquisition would not be in the best interests of Futurus Financial Services and its shareholders. In determining what is in the best interests of Futurus Financial Services and its shareholders, our board of directors is required to give due consideration to all relevant factors, including the short- and long-term effects of the acquisition on the associates employed by us, our clients, our shareholders and our other constituents, and the impact of the acquisition, as perceived by our board of directors, on its ability to effectively manage Futurus Financial Services and achieve its strategic objectives. If our board of directors disapproves the acquisition, which requires the affirmative vote of at least two-thirds of the directors then in office, and the acquisition is nevertheless consummated, that portion of voting securities held by the acquirer exceeding 10% of our outstanding voting securities will not be entitled to any voting rights. This provision will cease to be effective on April 1, 2005. Any amendment of this provision adopted by less than two-thirds of the entire board of directors will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock; otherwise, the amendment would only require the affirmative vote of at least a majority of the outstanding shares of common stock.

     EVALUATION OF AN ACQUISITION PROPOSAL. Futurus Financial Services' articles of incorporation provide the factors that the board of directors must consider in evaluating whether an acquisition proposal made by another party is in the best interests of Futurus Financial Services and its shareholders. The term "acquisition proposal" refers to any offer of another party to:

     - Make a tender offer or exchange offer for the common stock or any other equity security of Futurus Financial Services;

     -    Merge Futurus Financial Services with another corporation; or

     - Purchase or otherwise acquire all or substantially all of the properties and assets owned by Futurus Financial Services.

     The board, in evaluating an acquisition proposal, is required to consider all relevant factors, including:

     - The expected social and economic effects of the transaction on the associates employed by us, our clients and other constituents, such as our suppliers of goods and services;

     - The expected social and economic effects on the communities within which we operate; and

     - The payment being offered by the other corporation in relation to (a) our current value at the time of the proposal as determined in a freely negotiated transaction and (b) the board of directors' estimate of our future value as an independent company at the time of the proposal.

     We have included this provision in our articles of incorporation because serving our community is one of the reasons we are organizing Futurus Bank. As a result, the board believes its obligation in evaluating an acquisition proposal extends beyond evaluating merely the payment being offered in relation to the market or book value of the common stock at the time of the proposal.

     While the value of what is being offered to shareholders in exchange for their stock is the main factor when weighing the benefits of an acquisition proposal, the board believes it is appropriate also to consider all other relevant factors. For example, the board will evaluate what is being offered in relation to the current value of Futurus Financial Services at the time of the proposal as determined in a freely negotiated transaction and in relation to the board's estimate of the future value of Futurus Financial Services as an independent concern at the time of the proposal. A takeover bid often places the target corporation virtually in the position of making a forced sale, sometimes when the market price of its stock may be depressed. The board believes that frequently the payment offered in such a situation, even though it may exceed the value at which shares are then trading, is less than that which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, management would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms that would reflect not only Futurus Financial Services' current value, but also its future value.

     One effect of the provision requiring our board of directors to take into account specific factors when considering an acquisition proposal may be to discourage a tender offer in advance. Often an offeror consults the board of a target corporation before or after beginning a tender offer in an attempt to prevent a contest from developing. In our board's opinion, this provision will strengthen its position in dealing with any potential offeror that might attempt to acquire Futurus Financial Services through a hostile tender offer. Another effect of this provision may be to dissuade shareholders who might be displeased with the board's response to an acquisition proposal from engaging Futurus Financial Services in costly litigation.

     The articles of incorporation would not make an acquisition proposal regarded by the board as being in Futurus Financial Services' best interests more difficult to accomplish. It would, however, permit the board to determine that an acquisition proposal was not in Futurus Financial Services' best interests, and thus to oppose it, on the basis of the various factors that the board deems relevant. In some cases, opposition by the board might have the effect of maintaining incumbent management.

     Any amendment of this provision adopted by less than two-thirds of the entire board of directors would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock; otherwise, the amendment would only require the affirmative vote of at least a majority of the outstanding shares of common stock.

INDEMNIFICATION

     Futurus Financial Services' bylaws contain indemnification provisions that provide that directors, officers, employed associates and agents of Futurus Financial Services (collectively, the "insiders") will be indemnified against expenses that they actually and reasonably incur if they are successful on the merits of a claim or proceeding. In addition, the bylaws provide that Futurus Financial Services will advance to its insiders reasonable expenses of any claim or proceeding so long as the insider furnishes Futurus Financial Services with
(1) a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct and (2) a written statement that he or she will repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

     When a case or dispute is settled or otherwise not ultimately determined on its merits, the indemnification provisions provide that Futurus Financial Services will indemnify insiders when they meet the applicable standard of conduct. The applicable standard of conduct is met if the insider acted in a manner he or she in good faith believed to be in or not opposed to Futurus Financial Services' best interests and, in the case of a criminal action or proceeding, if the insider had no reasonable cause to believe his or her conduct was unlawful. Futurus Financial Services' board of directors, its shareholders or independent legal counsel determines whether the insider has met the applicable standard of conduct in each specific case.


     Futurus Financial Services' bylaws also provide that the indemnification rights contained in the bylaws do not exclude other indemnification rights to which an insider may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. Futurus Financial Services can also provide for greater indemnification than is provided for in the Bylaws if it chooses to do so, subject to approval by its shareholders. Futurus Financial Services may not, however, indemnify an insider for liability arising out of circumstances that would cause the insider to remain liable for his or her actions as described under "- Limitation of Liability" below.

     The indemnification provisions of the bylaws specifically provide that Futurus Financial Services may purchase and maintain insurance on behalf of any insider against any liability asserted against and incurred by him or her in his or her capacity as a director, officer, employed associate or agent whether or not Futurus Financial Services would have had the power to indemnify against such liability.

     Futurus  Financial  Services  is not  aware of any  pending  or  threatened
action,   suit  or   proceeding   involving   any  of  its  insiders  for  which
indemnification from Futurus Financial Services may be sought.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Futurus Financial Services under the foregoing provisions, or otherwise, Futurus
Financial Services has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LIMITATION  OF  LIABILITY

     Futurus Financial Services' articles of incorporation eliminate, with exceptions, the potential personal liability of a director for monetary damages to Futurus Financial Services and to its shareholders for breach of a duty as a director. There is no elimination of liability for:

     - a breach of duty involving appropriation of a business opportunity of Futurus Financial Services;

     - an act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

     - a transaction from which the director derives an improper material tangible personal benefit; or

     - any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

This provision does not eliminate or limit the right of Futurus Financial Services or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the offering, Futurus Financial Services will have between 750,000 and 1,100,000 shares of common stock outstanding. These shares of common stock will be freely tradable without restriction, except that "affiliates" of Futurus Financial Services must comply with the resale limitations of Rule 144 under the Securities Act. Rule 144 defines an "affiliate" of a company as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the company. Affiliates of a company generally include its directors, officers and principal shareholders.

     In general, under Rule 144, affiliates will be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     -    1% of the outstanding shares of common stock; or

     - the average weekly trading volume during the four calendar weeks preceding his or her sale.

     Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Futurus Financial Services. Affiliates will not be subject to the volume restrictions and other limitations under Rule 144 beginning 90 days after their status as an affiliate terminates.


     We intend to issue warrants to purchase 165,000 shares of common stock if the minimum number of shares is sold in the offering and 241,200 shares of common stock if the maximum number of shares is sold in the offering. The number of shares subject to warrants will represent an amount equal to 22.0% of the minimum number of shares offered and 21.9% of the maximum number of shares offered. We have also reserved for issuance under our stock incentive plan a number of shares of common stock equal to 8% of the shares sold in this offering. Of the shares reserved for our stock incentive plan, up to 47,500 shares will be awarded under the terms of the employment agreements entered into with our executive officers, representing 6.3% of the minimum number of shares offered and 4.3% of the maximum number of shares offered. We intend to register the shares issuable upon exercise of these warrants and options. Upon registration, these shares will be eligible for resale in the public market without restriction by persons who are not affiliates of Futurus Financial Services, and to the extent they are held by affiliates, under Rule 144 without a holding period.


     Prior to the offering, there has been no public market for the common stock, and we cannot predict the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices and our ability to raise equity capital in the future.

                           SUPERVISION AND REGULATION

     Both Futurus Financial Services and Futurus Bank will be subject to extensive state and federal banking regulations that impose restrictions on and provide for general regulatory oversight of our operations. These laws are generally intended to protect depositors and not shareholders. The following discussion describes the material elements of the regulatory framework that will apply.

FUTURUS  FINANCIAL  SERVICES

     Since Futurus Financial Services will own all of the capital stock of Futurus Bank, it will be a bank holding company under the federal Bank Holding Company Act of 1956. As a result, Futurus Financial Services will primarily be subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

     ACQUISITIONS OF BANKS. The Bank Holding Company Act requires every bank holding company to obtain the Federal Reserve's prior approval before:

     - acquiring direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% of the bank's voting shares;

     -    acquiring all or substantially all of the assets of any bank; or

     -    merging or consolidating with any other bank holding company.

     Additionally, the Bank Holding Company Act provides that the Federal Reserve may not approve any of these transactions if it would result in or tend to create a monopoly or, substantially lessen competition or otherwise function as a restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. The Federal Reserve's consideration of financial resources generally focuses on capital adequacy, which is discussed below.

     Under the Bank Holding Company Act, if adequately capitalized and adequately managed, Futurus Financial Services or any other bank holding company located in Georgia may purchase a bank located outside of Georgia. Conversely, an adequately capitalized and adequately managed bank holding company located outside of Georgia may purchase a bank located inside Georgia. In each case, however, restrictions may be placed on the acquisition of a bank that has only been in existence for a limited amount of time or will result in specified concentrations of deposits. For example, Georgia law prohibits a bank holding company from acquiring control of a financial institution until the target financial institution has been incorporated for five years. As a result, no bank holding company may acquire control of Futurus Financial Services until after the fifth anniversary date of Futurus Bank's incorporation.

     CHANGE IN BANK CONTROL. Subject to various exceptions, the Bank Holding Company Act and the Change in Bank Control Act, together with related regulations, require Federal Reserve approval prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person or company acquires 10% or more, but less than 25%, of any class of voting securities and either:


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
     - the bank holding company has registered securities under Section 12 of the Securities Act of 1934; or

     - no other person owns a greater percentage of that class of voting securities immediately after the transaction.

We intend to register our common stock under the Securities Exchange Act of 1934. The regulations provide a procedure for challenge of the rebuttable control presumption.

     PERMITTED ACTIVITIES. On November 12, 1999 President Clinton signed the Gramm-Leach-Bliley Act, which amends the Bank Holding Company Act and greatly expands the activities in which bank holding companies and affiliates of banks are permitted to engage. The Act eliminates many federal and state law barriers to affiliations among banks and securities firms, insurance companies, and other financial service providers. The provisions of the Act relating to permitted activities of bank holding companies and affiliates of banks became effective on March 11, 2000. Since we do not intend to begin our operations until late first quarter or early second quarter of 2001, the following discussion describes the activities in which Futurus Financial Services will be permitted to engage under the Bank Holding Company Act, as amended by the Gramm-Leach-Bliley Act.

     Generally, if Futurus Financial Services qualifies and elects to become a financial holding company, which is described below, it may engage in activities that are:

     -    financial in nature;

     -    incidental to a financial activity; or

     - complementary to a financial activity and do not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally.

     In determining whether a particular activity is financial in nature or incidental or complementary to a financial activity, the Federal Reserve must consider (1) the purpose of the Bank Holding Company and Gramm-Leach-Bliley Acts, (2) changes or reasonable expected changes in the marketplace in which financial holding companies compete and in the technology for delivering financial services, and (3) whether the activity is necessary or appropriate to allow financial holding companies to effectively compete with other financial service providers and to efficiently deliver information and services. The Act expressly lists the following activities as financial in nature:

     -    lending, trust and other banking activities;

     - insuring, guaranteeing, or indemnifying against loss or harm, or providing and issuing annuities, and acting as principal, agent, or broker for these purposes, in any state;

     -    providing financial, investment, or advisory services;

     - issuing or selling instruments representing interests in pools of assets permissible for a bank to hold directly;

     -    underwriting,  dealing  in or making a market in  securities;
     - other activities that the Federal Reserve may determine to be so closely related to banking or managing or controlling banks as to be a proper incident to managing or controlling banks;


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
     - foreign activities permitted outside of the United States if the Federal Reserve has determined them to be usual in connection with banking operations abroad;

     -    merchant banking through securities or insurance affiliates; and

     -    insurance company portfolio investments.

     To qualify to become a financial holding company, our depository institution subsidiaries must be well capitalized and well managed and must have a Community Reinvestment Act rating of at least "satisfactory." Additionally, we must file an election with the Federal Reserve to become a financial holding company and provide the Federal Reserve with 30 days written notice prior to engaging in a permitted financial activity. Although we do not have any immediate plans to file an election with the Federal Reserve to become a financial holding company, one of the primary reasons we selected the holding company structure was to have increased flexibility. Accordingly, if deemed appropriate in the future, we may elect to become a financial holding company.

     Under the Bank Holding Company Act, a bank holding company, which has not qualified or elected to become a financial holding company, is generally prohibited from engaging in or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in nonbanking activities unless, prior to the enactment of the Gramm-Leach-Bliley Act, the Federal Reserve found those activities to be so closely related to banking as to be a proper incident to the business of banking. Activities that the Federal Reserve has found to be so closely related to banking as to be a proper incident to the business of banking include:

     -    factoring accounts receivable;

     -    acquiring or servicing loans;

     -    leasing personal property;

     -    conducting discount securities brokerage activities;

     -    performing selected data processing services;

     - acting as agent or broker in selling credit life insurance and other types of insurance in connection with credit transactions; and

     -    performing selected insurance underwriting activities.

     Despite prior approval, the Federal Reserve may order a bank holding company or its subsidiaries to terminate any of these activities or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that the bank holding company's continued ownership, activity or control constitutes a serious risk to the financial safety, soundness, or stability of any of its bank subsidiaries.

     SUPPORT OF SUBSIDIARY INSTITUTIONS. Under Federal Reserve policy, Futurus Financial Services is expected to act as a source of financial strength for Futurus Bank and to commit resources to support Futurus Bank. This support may be required at times when, without this Federal Reserve policy, Futurus Financial Services might not be inclined to provide it. In addition, any capital loans made by Futurus Financial Services to Futurus Bank will be repaid only after its deposits and various other obligations are repaid in full. In the unlikely event of Futurus Financial Services' bankruptcy, any commitment by it to a federal bank regulatory agency to maintain the capital of Futurus Bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.


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
FUTURUS  BANK

     Since Futurus Bank will be chartered as a national bank, it will primarily be subject to the supervision, examination and reporting requirements of the National Bank Act and the regulations of the Office of the Comptroller of the Currency. The Office of the Comptroller of the Currency will regularly examine Futurus Bank's operations and has the authority to approve or disapprove mergers,  the  establishment  of  branches  and  similar corporate actions.  The
Office  of  the  Comptroller  of  the Currency also has the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law. Additionally, Futurus Bank's deposits will be insured by the FDIC to the maximum extent provided by law. Futurus Bank will also be subject to numerous state and federal statutes and regulations that will affect its business, activities and operations.

     BRANCHING. National banks are required by the National Bank Act to adhere to branching laws applicable to state banks in the states in which they are located. Under current Georgia law, Futurus Bank may open branch offices throughout Georgia with the prior approval of the Office of the Comptroller of the Currency and the Georgia Department of Banking and Finance. In addition, with prior regulatory approval, Futurus Bank will be able to acquire branches of existing banks located in Georgia. Futurus Bank and any other national or state-chartered bank generally may branch across state lines by merging with banks in other states if allowed by the applicable states' laws. Georgia law, with limited exceptions, currently permits branching across state lines through interstate mergers.

     Under the Federal Deposit Insurance Act, states may "opt-in" and allow out-of-state banks to branch into their state by establishing a new start-up branch in the state. Currently, Georgia has not opted-in to this provision. Therefore, interstate merger is the only method through which a bank located outside of Georgia may branch into Georgia. This provides a limited barrier of entry into the Georgia banking market, which protects us from an important segment of potential competition. However, because Georgia has elected not to opt-in, our ability to establish a new start-up branch in another state may be limited. Many states that have elected to opt-in have done so on a reciprocal basis, meaning that an out-of-state bank may establish a new start-up branch only if their home state has also elected to opt-in. Consequently, until Georgia changes its election, the only way we will be able to branch into states that have elected to opt-in on a reciprocal basis will be through interstate merger.

     PROMPT  CORRECTIVE  ACTION.  The  Federal  Deposit  Insurance   Corporation
Improvement  Act of 1991  establishes  a system of prompt  corrective  action to resolve the problems of undercapitalized financial institutions. Under this system, the federal banking regulators have established five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) in which all institutions are placed. Federal banking regulators are required to take various mandatory supervisory actions and are authorized to take other discretionary actions with respect to institutions in the three undercapitalized categories. The severity of the action depends upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.


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
     An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to various limitations. The controlling holding company's obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. The regulations also establish procedures for downgrading an institution and a lower capital category based on supervisory factors other than capital.

     FDIC INSURANCE ASSESSMENTS. The FDIC has adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (1) well capitalized; (2) adequately capitalized; and (3) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups based on a supervisory evaluation that the institution's primary federal regulator provides to the FDIC and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. Assessments range from 0 to 27 cents per $100 of deposits, depending on the institution's capital group and supervisory subgroup. In addition, the FDIC imposes assessments to help pay off the $780 million in annual interest payments on the $8 billion Financing Corporation bonds issued in the late 1980s as part of the government rescue of the thrift industry. This assessment rate is adjusted quarterly and is set at 1.96 cents per $100 of deposits for the first quarter of 2001.

     The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

     COMMUNITY REINVESTMENT ACT. The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC, or the Office of the Comptroller of the Currency, shall evaluate the record of each financial institution in meeting the credit needs of its local community, including low and moderate income neighborhoods. These facts are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Failure to adequately meet these criteria could impose additional requirements and limitations on Futurus Bank. Under the Gramm-Leach-Bliley Act, banks with aggregate assets of not more than $250 million will be subject to a Community Reinvestment Act examination only once every 60 months if the bank receives an outstanding rating, once every 48 months if it receives a satisfactory rating and as needed if the rating is less than satisfactory. Additionally, banks will be required to publicly disclose the terms of various Community Reinvestment Act-related agreements.

     OTHER REGULATIONS. Interest and other charges collected or contracted for by Futurus Bank are subject to state usury laws and federal laws concerning interest rates. Futurus Bank's loan operations are also subject to federal laws applicable to credit transactions, such as:

     - The federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

     - The Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;


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
     - The Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

     - The Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

     - The Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

     - The rules and regulations of the various federal agencies charged with the responsibility of implementing these federal laws.

The  deposit  operations  of  Futurus  Bank  are  subject  to:

     - The Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

     - The Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve to implement that act, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

CAPITAL  ADEQUACY

     Futurus Financial Services and Futurus Bank will be required to comply with the capital adequacy standards established by the Federal Reserve, in the case of Futurus Financial Services, and the Office of the Comptroller of the Currency, in the case of Futurus Bank. The Federal Reserve has established a risk-based and a leverage measure of capital adequacy for bank holding companies. Futurus Bank is also subject to risk-based and leverage capital requirements adopted by the Office of the Comptroller of the Currency, which are substantially similar to those adopted by the Federal Reserve for bank holding companies.

     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items, such as letters of credit and unfunded loan commitments, are assigned to broad risk categories, each with appropriate risks weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

     The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. Total capital consists of two components, Tier 1 Capital and Tier 2 Capital. Tier 1 Capital generally consist of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and other specified intangible assets. Tier 1 Capital must equal at least 4% of risk-weighted assets. Tier 2 Capital generally consists of subordinated debt, other preferred stock, and a limited amount of loan loss reserves. The total amount of Tier 2 Capital is limited to 100% of Tier 1 Capital.


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
     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and other specified intangible assets, of 3% for bank holding companies that meet specified criteria, including having the highest regulatory rating and implementing the Federal Reserve's risk-based capital measure for market risk. All other bank holding companies generally are required to maintain a leverage ratio of at least 4%. The guidelines also provide that bank holding companies experiencing internal growth, as will be the case for Futurus Financial Services, or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels. Furthermore, the Federal Reserve has indicated that it will consider a bank holding company's Tier 1 Capital leverage ratio, after deducting all intangibles and other indicators of capital strength in evaluating proposals for expansion or new activities.

     We are also subject to capital guidelines issued by our respective primary regulators, which provide for minimum ratios of total capital to total assets.


     Failure to meet capital guidelines could subject a bank or bank holding company to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on accepting brokered deposits, and other restrictions on its business. As described above, significant additional restrictions can be imposed on FDIC-insured depository institutions that fail to meet applicable capital requirements. See "-Futurus Bank-Prompt Corrective Action" on page 60.


PAYMENT  OF  DIVIDENDS

     Futurus Financial Services is a legal entity separate and distinct from Futurus Bank. The principal sources of Futurus Financial Services' cash flow, including cash flow to pay dividends to its shareholders, are dividends that Futurus Bank pays to its sole shareholder, Futurus Financial Services. Statutory and regulatory limitations apply to Futurus Bank's payment of dividends to Futurus Financial Services as well as to Futurus Financial
Services'  payment  of  dividends  to  its  shareholders.

     Futurus Bank is required by federal law to obtain the prior approval of the Office of the Comptroller of the Currency for payments of dividends if the total of all dividends declared by our board of directors in any year will exceed (1) the total of Futurus Bank's net profits for that year, plus (2) Futurus Bank's retained net profits of the preceding two years, less any required transfers to surplus.


     The payment of dividends by Futurus Financial Services and Futurus Bank may also be affected by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. If, in the opinion of the Office of the Comptroller of the Currency, Futurus Bank were engaged in or about to engage in an unsafe or unsound practice, the Office of the Comptroller of the Currency could require, after notice and a hearing, that Futurus Bank stop or refrain engaging in the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. See "-Futurus Bank-Prompt Corrective Action" on page 60.


RESTRICTIONS  ON  TRANSACTIONS  WITH  AFFILIATES

     Futurus Financial Services and Futurus Bank are subject to the provisions of Section 23A of the Federal Reserve Act. Section 23A places limits on the amount of:


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
     -    a bank's loans or extensions of credit to affiliates;

     -    a bank's investment in affiliates;

     - assets a bank may purchase from affiliates, except for real and personal property exempted by the Federal Reserve;

     - the amount of loans or extensions of credit to third parties collateralized by the securities or obligations of affiliates; and

     - a bank's guarantee, acceptance or letter of credit issued on behalf of an affiliate.

     The total amount of the above transactions is limited in amount, as to any one affiliate, to 10% of a bank's capital and surplus and, as to all affiliates combined, to 20% of a bank's capital and surplus. In addition to the limitation on the amount of these transactions, each of the above transactions must also meet specified collateral requirements. Futurus Bank must also comply with other provisions designed to avoid the taking of low-quality assets.

     Futurus Financial Services and Futurus Bank are also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibit an institution from engaging in the above transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

     Futurus Bank is also subject to restrictions on extensions of credit to its executive officers, directors, principal shareholders and their related interests. These extensions of credit (1) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties, and (2) must not involve more than the normal risk of repayment or present other unfavorable features.

PRIVACY

     Financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties except for third parties that market the institutions' own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing through electronic mail to consumers.


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
PROPOSED  LEGISLATION  AND  REGULATORY  ACTION

     New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nation's financial institutions. We cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which our business may be affected by any new regulation or statute.

EFFECT  OF  GOVERNMENTAL  MONETARY  POLICES

     Our earnings will be affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve's monetary policies have had, and are likely to continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve affect the levels of bank loans, investments and deposits through its control over the issuance of United States government securities, its regulation of the discount rate applicable to member banks and its influence over reserve requirements to which member banks are subject. We cannot predict the nature or impact of future changes in monetary and fiscal policies.


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
                                  LEGAL MATTERS

     Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia will pass upon the validity of the shares of common stock offered by this prospectus for Futurus Financial Services.

                                     EXPERTS

     Futurus Financial Services' audited financial statements at December 31, 1999, and for the period from August 12, 1999 through December 31, 1999, included in this prospectus have been included in reliance on the report of Porter Keadle Moore, LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                             REPORTS TO SHAREHOLDERS

     Upon the effective date of the Registration Statement on Form SB-2 that registers the shares of common stock offered by this prospectus with the Securities and Exchange Commission, Futurus Financial Services will be subject to the reporting requirements of the Securities Exchange Act, which include requirements to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities and Exchange Commission. This reporting obligation will exist for at least one year and will continue for successive fiscal years, except that these reporting obligations may be suspended for any subsequent fiscal year if at the beginning of such year the common stock is held of record by less than 300 persons.

     At any time that Futurus Financial Services is not a reporting company, it will furnish its shareholders with annual reports containing audited financial information for each fiscal year on or before the date of the annual meeting of shareholders as required by Rule 80-6-1-.05 of the Georgia Department of Banking and Finance. Futurus Financial Services' fiscal year ends on December 31. Additionally, Futurus Financial Services will also furnish such other reports as it may determine to be appropriate or as otherwise may be required by law.

                             ADDITIONAL INFORMATION

     Futurus Financial Services has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information contained in the Registration Statement. For further information with respect to Futurus Financial Services and the common stock, we refer you to the Registration Statement and the exhibits to it. The Registration Statement may be examined and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Securities and Exchange Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. You may read and copy our registration statement, and any other materials filed by us with the Securities and Exchange Commission, at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The Securities and Exchange Commission also maintains a Web site (http://www.sec.gov) that contains registration statements, reports, proxy and information statements and other information regarding registrants, such as Futurus Financial Services, that file electronically with the Securities and Exchange Commission.

     Futurus Financial Services and the organizers have filed various applications with the FDIC, the Federal Reserve, the Georgia Department of Banking and Finance and the Office of the Comptroller of the Currency. These applications and the information they contain are not incorporated into this prospectus. You should rely only on information contained in this prospectus and in the related Registration Statement in making an investment decision. To the extent that other available information not presented in this prospectus, including information available from Futurus Financial Services and information in public files and records maintained by the FDIC, the Federal Reserve, the Georgia Department of Banking and Finance and the Office of the Comptroller of the Currency, is inconsistent with information presented in this prospectus or provides additional information, that information is superseded by the information presented in this prospectus and should not be relied on. Projections appearing in the applications are based on assumptions that the organizers believe are reasonable, but as to which they can make no assurances. Futurus Financial Services specifically disaffirms those projections for purposes of this prospectus and cautions you against relying on them for purposes of making an investment decision.

                                     INDEX  TO  FINANCIAL  STATEMENTS



Balance Sheet as of September 30, 2000 (Unaudited) . . . . .. . . . . . . . . . . . . . .  F-2

Statement of Operations for the Three and Nine Months Ended September 30, 2000 and the
  Period from August 12, 1999 (inception) to September 30, 2000 (Unaudited) . . . . . . .  F-3

Statement of Cash Flows for the Nine Months Ended September 30, 2000 and the Period from
  August 12, 1999 (inception) to September 30, 2000 (Unaudited). . . . . . . . . . . . .   F-4

Notes to Unaudited Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

Report of Independent Certified Public Accountants. . . . . . . . . . . . . . . . . . . .  F-7

Balance Sheet as of December 31, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . .  F-8

Statement of Operations for the Period from August 12, 1999 (inception)
  to December 31, 1999. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-9

Statement of Changes in Stockholders' Deficit for the Period from August 12, 1999
  (inception) to December 31, 1999. . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-10

Statement of Cash Flows for the Period from August 12, 1999 (inception)
  to December 31, 1999. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-11

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-12

                        FUTURUS FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                                  BALANCE SHEET
                                   (UNAUDITED)

                               SEPTEMBER 30, 2000

                                     Assets
                                     ------

Cash                                                           $   13,867

Premises and equipment, net                                       228,420

Other assets                                                       58,978
                                                               -----------

                                                               $  301,265
                                                               ===========

                    Liabilities and Stockholder's Deficit
                    -------------------------------------

Accounts payable and accrued expenses                          $   66,317

Note payable - line of credit                                     973,100
                                                               -----------

      Total liabilities                                         1,039,417
                                                               -----------

Stockholder's deficit:

  Preferred stock, no par value; 2,000,000 shares authorized;           -
    no shares issued and outstanding

  Common stock, no par value; 10,000,000 shares authorized;            10
    1 share issued and outstanding

  Deficit accumulated during the development stage               (738,162)
                                                               -----------

      Total stockholder's deficit                                (738,152)
                                                               -----------

                                                               $  301,265
                                                               ===========

                        FUTURUS FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2000
      AND THE PERIOD FROM AUGUST 12, 1999 (INCEPTION) TO SEPTEMBER 30, 2000


                         Three Months     Nine Months      Cumulative
                             Ended           Ended          Through
                        Sept. 30, 2000   Sept. 30, 2000  Sept. 30, 2000
                        ---------------  --------------  --------------
Expenses:
  Legal and consulting  $        60,792         162,809         253,604

  Officer compensation           81,565         219,036         267,083
  Other operating               105,572         173,439         217,475
                        ---------------  --------------  --------------

    Net loss            $       247,929         555,284         738,162
                        ===============  ==============  ==============

                        FUTURUS FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
      AND THE PERIOD FROM AUGUST 12, 1999 (INCEPTION) TO SEPTEMBER 30, 2000


                                                             Nine Months           Cumulative
                                                                Ended               Through
                                                          September 30, 2000   September 30, 2000
                                                         --------------------  ------------------
Cash flows from operating activities:
  Net loss                                               $          (555,284)       (738,162 )
  Adjustments to reconcile net loss to net cash used by
    operating activities:
      Depreciation                                                       630            1,133
      Change in other assets                                         (45,395)         (58,978)
      Change in accounts payable and accrued expenses                 31,295           66,317
                                                         --------------------  ---------------

        Net cash used by operating activities                       (568,754)        (729,690)
                                                         --------------------  ---------------

Cash flows from investing activities, consisting of
  additions to premises and equipment                              ( 227,038)       ( 229,553)
                                                         --------------------  ---------------

Cash flows from financing activities:
  Proceeds from line of credit                                       803,100          973,100
  Sale of organization share of common stock                               -               10
                                                         --------------------  ---------------

        Net cash provided by financing activities                    803,100          973,110
                                                         --------------------  ---------------

Net change in cash and cash equivalents                                7,308           13,867

Cash and cash equivalents at beginning of period                       6,559                -
                                                         --------------------  ---------------

Cash and cash equivalents at end of period               $            13,867           13,867
                                                         ====================  ===============

Supplemental cash flow information:
  Cash paid for interest                                 $            29,700           30,949
                                                         ====================  ===============

                        FUTURUS FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

(1)  ORGANIZATION
     ------------
     Futurus Financial Services, Inc. (the "Company") was incorporated for the purpose of becoming a bank holding company. The Company intends to acquire 100% of the outstanding common stock of Futurus Bank, N.A. (In Organization) (the "Bank"), which will operate in northern Fulton County in the metropolitan Atlanta, Georgia area. The organizers of the Bank filed a joint application to charter the Bank with the Office of the Comptroller of Currency and the Federal Deposit Insurance Corporation on October 15, 1999. Provided that the application is timely approved and necessary capital is raised, it is expected that operations will commence in the first quarter of 2001.

     Operations  through  September 30, 2000 relate primarily to expenditures by
     the  organizers  for   incorporating   and  organizing  the  Company.   All
     expenditures by the organizers are considered expenditures of the Company.

     The Company plans to raise between $9,000,000 and $11,000,000 through an offering of its common stock at $10 per share, of which $8,500,000 will be used to capitalize the Bank. The organizers and directors expect to subscribe for a minimum of approximately $2,232,500 of the Company's stock.

     In connection with the Company's formation and initial offering, warrants to purchase shares of common stock at $10.00 per share will be issued to the organizing stockholders. Organizing stockholders who purchase 20,000 or more shares of common stock in the initial offering will receive warrants to purchase one share of common stock for each share they purchase. Organizing stockholders who purchase less than 20,000 shares in the initial offering will receive warrants to purchase one share of common stock for each two shares they purchase. The warrants are exercisable on each of the three succeeding anniversaries of the date of the close of the initial offering at the initial offering price of $10.00 per share and expire ten years after the date of grant. The Company also intends to reserve 110,000 shares for the issuance of options under an employee incentive stock option plan.

(2)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ----------------------------------------------
     ORGANIZATION  COSTS
     Costs incurred for the organization of the Company and the Bank (consisting principally of legal, accounting, consulting and incorporation fees) are being expensed as incurred.

     DEFERRED  OFFERING  EXPENSES
     Costs incurred in connection with the stock offering, consisting of direct, incremental costs of the offering, are being deferred and will be offset against the proceeds of the stock sale as a charge to additional paid in capital.

     PRE-OPENING  EXPENSES
     Costs incurred for overhead and other operating expenses are included in the current period's operating results.

     PROFORMA  NET  LOSS  PER  COMMON  SHARE
     Proforma net loss per common share is calculated by dividing net loss by the minimum number of common shares (900,000), which would be outstanding should the offering be successful, as prescribed in Staff Accounting Bulletin Topic 1:B. The proforma net loss per share for the nine months ended September 30, 2000 was $.62 with a cumulative net loss per share from inception to September 30, 2000 of $.82.

(3)  PREFERRED  STOCK
     ----------------
     Shares of preferred stock may be issued from time to time in one or more series as established by resolution of the Board of Directors of the Company. Each resolution shall include the number of shares issued, preferences, special rights and limitations as determined by the Board.

(4)  SUBSEQUENT EVENTS
     -----------------
     On December 18, 2000, the organizers filed an amended application with the Office of the Comptroller of the Currency. The amended application reflects that the Company plans to raise between $7,500,000 and $11,000,000 through its common stock offering, of which $7,000,000 will be used to capitalize the Bank.

          On January 24, 2001, the Company changed the incentive stock option plan and the warrant plan. The Company has now reserved for issuance under the incentive stock option plan a number of shares of common stock equal to 8% of the shares sold in the offering. Additionally, the Company now intends to issue warrants to organizers to purchase an aggregate number of shares equal to 22% of the number of shares sold in the offering, up to a maximum of 241,200 shares. The Company will allocate the aggregate number of shares subject to the warrants to the organizers on a pro rata basis based upon the number of shares each organizer purchases in the offering as it relates to the total number of shares purchased in the offering by all organizers. No organizer, however, will receive a warrant to purchase more shares than he or she purchases in the offering. Additionally, if the organizers collectively purchase an aggregate of less than 22% of the shares sold in the offering, the Company will reduce the aggregate number of shares subject to the warrants to equal the aggregate number of shares purchased by the organizers.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To  the  Board  of  Directors
Futurus Financial Services, Inc.


We have audited the accompanying balance sheet of Futurus Financial Services, Inc. (a development stage corporation) as of December 31, 1999, and the related statements of operations, changes in stockholder's deficit and cash flows for the period from August 12, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Futurus Financial Services, Inc. as of December 31, 1999 and the results of its operations and its cash flows from August 12, 1999 (inception) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Futurus Financial Services, Inc. will continue as a going concern. As discussed in note 1 to the financial statements, the Company is in the organization stage and has not commenced operations. Also, as discussed in note 3, the Company's future operations are dependent on obtaining capital through an initial stock offering and obtaining the necessary final regulatory approvals. These factors and the expense associated with development of a new banking institution raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 3. The financial statements do not include any adjustments relating to the recoverability of reported asset amounts or the amount of liabilities that might result from the outcome of this uncertainty.


                                           /s/  Porter  Keadle  Moore,  LLP

Atlanta,  Georgia
June 28, 2000

                        FUTURUS FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                                  BALANCE SHEET

                                DECEMBER 31, 1999

                                     Assets
                                     ------

Cash                                                           $     6,559

Other assets                                                        15,595
                                                               ------------

                                                               $    22,154
                                                               ============
                 Liabilities and Stockholder's Deficit
                 --------------------------------------

Accounts payable and accrued expenses                          $    35,710

Note payable - line of credit                                      170,000
                                                               ------------


      Total liabilities                                            205,710
                                                               ------------

Stockholder's deficit:
  Preferred stock, no par value, 2,000,000 shares authorized;
    no shares issued or outstanding                                      -
  Common stock, no par value, 10,000,000 shares authorized;
    1 share issued and outstanding                                      10
  Deficit accumulated during the development stage                (183,566)
                                                               ------------

      Total stockholder's deficit                                 (183,556)
                                                               ------------

                                                               $    22,154
                                                               ============

See  accompanying  notes  to  financial  statements.

                        FUTURUS FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                             STATEMENT OF OPERATIONS

      FOR THE PERIOD FROM AUGUST 12, 1999 (INCEPTION) TO DECEMBER 31, 1999



Expenses:
  Legal and consulting                       $ 90,795
  Officer compensation                         48,047
  Regulatory fees                              15,000
  Other operating                              29,724
                                             --------

    Net loss                                 $183,566
                                             ========

See  accompanying  notes  to  financial  statements.

                        FUTURUS FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                  STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT

      FOR THE PERIOD FROM AUGUST 12, 1999 (INCEPTION) TO DECEMBER 31, 1999


                                                              Deficit
                                                             Accumulated
                                                              During the
                                        Preferred    Common  Development
                                          Stock      Stock      Stage        Total
                                       ------------  ------  ------------  ---------
Issuance of common stock to organizer  $          -      10            -         10

Net loss                                          -       -     (183,566)  (183,566)
                                       ------------  ------  ------------  ---------

Balance, December 31, 1999             $          -      10     (183,566)  (183,556)
                                       ============  ======  ============  =========

See  accompanying  notes  to  financial  statements.

                        FUTURUS FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                             STATEMENT OF CASH FLOWS

      FOR THE PERIOD FROM AUGUST 12, 1999 (INCEPTION) TO DECEMBER 31, 1999


Cash flows from operating activities:
  Net loss                                               $(183,566)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Increase in other assets                             (15,595)
      Increase in accounts payable and accrued expenses     35,710
                                                         ----------

        Net cash used in operating activities             (163,451)
                                                         ----------

Cash flows from financing activities:
  Sale of organization share of common stock                    10
  Proceeds from note payable                               170,000
                                                         ----------

        Net cash provided by financing activities          170,010
                                                         ----------

Net increase in cash                                         6,559

Cash at beginning of period                                      -
                                                         ----------

Cash at end of period                                    $   6,559
                                                         ==========

Supplemental disclosure of cash flow information:
  Cash paid for interest                                 $   1,249
                                                         ==========

See  accompanying  notes  to  financial  statements.

                        FUTURUS FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

(1)  ORGANIZATION
     ------------
     Futurus Financial Services, Inc. (the "Company") was incorporated for the purpose of becoming a bank holding company. The Company intends to acquire 100% of the outstanding common stock of Futurus Bank, N.A. (the "Bank") (Proposed), which will operate in northern Fulton County in the metropolitan Atlanta, Georgia area. The organizers of the Bank filed a joint application to charter the Bank with the Office of the Comptroller of Currency and the Federal Deposit Insurance Corporation on October 15, 1999. Provided that the application is timely approved and necessary capital is raised, it is expected that operations will commence in the fourth quarter of 2000.

     Operations  through  December 31, 1999 relate  primarily to expenditures by
     the  organizers  for   incorporating   and  organizing  the  Company.   All
     expenditures by the organizers are considered expenditures of the Company.

     The Company plans to raise between $9,000,000 and $11,000,000 through an offering of its common stock at $10 per share, of which $8,500,000 will be used to capitalize the Bank. The organizers and directors expect to subscribe for a minimum of approximately $2,180,000 of the Company's stock.

     In connection with the Company's formation and initial offering, warrants to purchase shares of common stock at $10.00 per share will be issued to the organizing stockholders. Organizing stockholders who purchase 20,000 or more shares of common stock in the initial offering will receive warrants to purchase one share of common stock for each share they purchase. Organizing stockholders who purchase less than 20,000 shares in the initial offering will receive warrants to purchase one share of common stock for each two shares they purchase. The warrants are exercisable on each of the three succeeding anniversaries of the date of the close of the initial offering at the initial offering price of $10.00 per share and expire ten years after the date of grant. The Company also intends to reserve 110,000 shares for the issuance of options under an employee incentive stock option plan.

(2)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ----------------------------------------------
     ORGANIZATION  COSTS
     Costs incurred for the organization of the Company and the Bank (consisting principally of legal, accounting, consulting and incorporation fees) are being expensed as incurred.

     DEFERRED  OFFERING  EXPENSES
     Costs incurred in connection with the stock offering, consisting of direct, incremental costs of the offering, are being deferred and will be offset against the proceeds of the stock sale as a charge to additional paid in capital.

     PRE-OPENING  EXPENSES
     Costs incurred for overhead and other operating expenses are included in the current period's operating results.

     PROFORMA  NET  LOSS  PER  COMMON  SHARE
     Proforma net loss per common share is calculated by dividing net loss by the minimum number of common shares (900,000), which would be outstanding should the offering be successful, as prescribed in Staff Accounting Bulletin Topic 1:B. The proforma net loss per share for the period ended December 31, 1999 was $.20 per share.

FUTURUS  FINANCIAL  SERVICES,  INC.
(A  DEVELOPMENT  STAGE  CORPORATION)

NOTES  TO  FINANCIAL  STATEMENTS,  CONTINUED

(3)  LIQUIDITY  AND  GOING  CONCERN  CONSIDERATIONS
     ----------------------------------------------
     The Company incurred a net loss of $183,566 for the period from August 12, 1999 (inception) to December 31, 1999. At December 31, 1999, liabilities exceeded assets by $183,556.

     At December 31, 1999, the Company is funded by a line of credit from a bank. Management believes that the current level of expenditures is well within the financial capabilities of the organizers and adequate to meet existing obligations and fund current operations, but obtaining final regulatory approvals and commencing banking operations is dependent on successfully completing the stock offering.

     To provide permanent funding for its operation, the Company is currently offering between 900,000 and 1,100,000 shares of its no par value common stock at $10 per share in an initial public offering. Costs related to the organization and registration of the Company's common stock will be paid from the gross proceeds of the offering. The share issued, which is outstanding at December 31, 1999, will be redeemed concurrently with the consummation of the offering.

(4)  LINE  OF  CREDIT
     ----------------
     Organization, offering and pre-opening costs incurred prior to the opening for business will be funded under a $500,000 line of credit. The terms of the existing line of credit, which is guaranteed by most of the organizers, include a maturity of August 23, 2000 and interest, payable quarterly, calculated at one-half percent below the prime interest rate.

(5)  PREFERRED  STOCK
     ----------------
     Shares of preferred stock may be issued from time to time in one or more series as established by resolution of the Board of Directors of the Company. Each resolution shall include the number of shares issued, preferences, special rights and limitations as determined by the Board.

(6)  COMMITMENTS
     -----------
     The Company has entered into an employment agreement with its President and Chief Executive Officer, providing for an initial term of three years commencing August 20, 1999. The agreement provides for a base salary, an incentive bonus based on the Company's performance, stock options, and other perquisites commensurate with his employment.

     The Company has entered into an agreement whereby it will receive marketing services including logo development, branch design consultation and introductory collateral. The Company has committed to pay a total of $50,000 for these services, of which $20,000 has been paid as of December 31, 1999.

     The Company has entered into an operating lease agreement for its temporary corporate office. The lease agreement expires on August 31, 2000 and requires minimum payments totaling $8,440 in 2000.

     In  connection  with its proposed  issuance of common stock as described in note 1, the Company plans to enter into an agreement with an investment banker. The estimated fee to be paid to the investment banker upon successful completion of the offering is approximately $12,000 plus a 5% commission on the sale of 100,000 shares by the investment banker, as well as reimbursable expenses estimated to total $53,000.

                        FUTURUS FINANCIAL SERVICES, INC.
                        (A DEVELOPMENT STAGE CORPORATION)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

(7)  INCOME  TAXES
     -------------
     The following summarizes the sources and expected tax consequences of future taxable deductions which comprise the net deferred taxes at December 31, 1999:

    Deferred tax assets:
    Pre-opening expenses                      $     68,809
    Operating loss carryforwards                       873
                                               ------------

    Total gross deferred tax assets                 69,682
    Less valuation allowance                       (69,682)
                                               ------------

    Net deferred taxes                         $         -
                                               ============


     The future tax consequences of the differences between the financial reporting and tax basis of the Company's assets and liabilities resulted in a net deferred tax asset. A valuation allowance was established for the net deferred tax asset, as the realization of these deferred tax assets is dependent on future taxable income.

                                   APPENDIX A

             SUBSCRIPTION FORM FOR FUTURUS FINANCIAL SERVICES, INC.

Note: Before completing this form please read the Prospectus and the Stock Order Form Guide and Instructions attached to this Subscription Form.


--------------------------------------------------------------------------------
NUMBER  OF  SHARES
--------------------------------------------------------------------------------


     (1)  Number of Shares     Price Per Share          (2)  Total Amount  Due
     ---------------------     ---------------          ----------------------

     ______________________ X     $10.00           =    ______________________

Please note: The minimum number of shares that may be subscribed for is 100. The maximum number of shares any individual may subscribe for is 60,000.

--------------------------------------------------------------------------------
METHOD  OF  PAYMENT
--------------------------------------------------------------------------------

(3) Please enclose a check, bank draft, or money order payable to ____________________, ESCROW AGENT FOR FUTURUS FINANCIAL SERVICES, INC. for the total amount due.

--------------------------------------------------------------------------------
BROKER  DEALER  NAME  AND  ADDRESS
--------------------------------------------------------------------------------

(4) If purchased through a broker/dealer, please list the name, address, and phone number of the broker dealer in the space provided.


                  Broker  Name:_____________________________________________

                  Street  Address:__________________________________________

                  City: _______________ State:___________ Zip  Code:________

                  Phone  Number:____________________

--------------------------------------------------------------------------------
STOCK  REGISTRATION
(ONE  OWNERSHIP  PER  STOCK  ORDER  FORM)
--------------------------------------------------------------------------------

(5)  Form  of  stock  ownership:

[   ] Individual        [   ] Fiduciary Trust (Under Agreement Dated)     [   ]  Partnership
[   ] Joint Tenants     [   ] *Uniform Transfer to Minors                 [   ] Corporation
[   ] Tenants in Common [   ] *Uniform  Gift  to  Minors                  [   ] **IRA
_________________________
*Minor's  social  security  number  required.
** Custodian  name  and  signature  required.

     Name_________________________     Social Security or Tax I.D.______________

     Name ________________________     Telephone (   )
                                                 -------------------------------

     Street  Address____________________________________________________________

     City ______________________ State ______________________  Zip Code_________

     State  of  Residence__________________________

--------------------------------------------------------------------------------
NASD  AFFILIATION
(This  section  only  applies  to  those  individuals  who  meet  the delineated criteria.)
--------------------------------------------------------------------------------

[ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following their issuance, and
(2) to report this subscription in writing to the applicable NASD member within one day after the payment therefor.


--------------------------------------------------------------------------------
INCORPORATED  INFORMATION
--------------------------------------------------------------------------------

[ ] Check here if you have previously submitted a subscription form and wish to incorporate that information into this subscription form. If you have changes to the previously submitted information, provide the new information on the appropriate lines in this subscription form. In addition, please complete the remaining information requested in this section and in the section entitled "Acknowledgements" below. Please sign and date this form in the space provided near the end of this form. Please note that if your remitted funds exceed the amount previously subscribed and the "Number of Shares" section on this form is
                              ---
left blank, we will increase the number of shares for which you have subscribed to match your remitted fund amount; provided, however, that any fractional share amount will be promptly returned to you at your address indicated below.


     Print  Name:                                   Phone:
     ---------------------------------------------  ----------------------------
     Address:
     ---------------------------------------------

             -------------------------------------


--------------------------------------------------------------------------------
ACKNOWLEDGEMENTS
--------------------------------------------------------------------------------

By  signing  below:

1. I acknowledge receipt of the Prospectus dated __________________, 2001. I UNDERSTAND THAT I MAY NOT CHANGE OR REVOKE MY ORDER, AND THAT MY ORDER SHALL SURVIVE MY DEATH OR DISABILITY, ONCE THE COMPANY'S REGISTRATION STATEMENT HAS BEEN DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION AND THE COMPANY HAS RECEIVED MY CHECK, BANK DRAFT OR MONEY ORDER. I also certify that this stock order is for my account.

2.   I  certify  that:

     (i) the social security number or taxpayer identification number given herein is correct; and

(ii)  I  am  not  subject  to  backup  withholding.*

*If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item (ii) above.

3. I acknowledge that the Company has the right to accept or reject this order form in whole or in part, for any reason whatsoever.

4. I certify that I am a bona fide resident of the State indicated on the reverse side of this order form.

THIS FORM MUST BE SIGNED AND DATED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS.

When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, in addition to the authorized agent's signature, please print the corporation's name, as well as the authorized agent's name and title. In case of joint tenants, each joint owner must sign.



_____________________       _____________________       _____________________
     Signature             Title  (if  applicable)                Date



RETURN THIS FORM TO: By Hand:                          By Mail:
                     --------                          --------
                     Futurus Financial Services, Inc.  Futurus Financial Services, Inc.
                     201  South  Main  Street          P.O.  Box  1145
                     Alpharetta,  GA  30004            Alpharetta,  GA  30009
                     ATTN:  William  M.  Butler        ATTN:  William  M.  Butler

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, OR ANY OTHER GOVERNMENTAL AGENCY.

--------------------------------------------------------------------------------
  INVESTMENT PRODUCTS:  NOT FDIC-INSURED - NOT BANK-GUARANTEED - MAY LOSE VALUE
--------------------------------------------------------------------------------




               TO BE COMPLETED BY FUTURUS FINANCIAL SERVICES, INC.

Accepted as of ______________________, 2001, as to _______________ shares.


FUTURUS  FINANCIAL  SERVICES,  INC.


By:_______________________________
             Signature

_______________________________________
                   Print  Name

--------------------------------------------------------------------------------
                     STOCK ORDER FORM GUIDE AND INSTRUCTIONS
--------------------------------------------------------------------------------

ITEMS 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 100 shares. The Company has reserved the right to reject any subscription received in the Offering, in whole or in part.

ITEM 3 - Payment for shares may be made by check, bank draft or money order made payable to THE BANKERS BANK, ESCROW AGENT FOR FUTURUS FINANCIAL SERVICES, INC. DO NOT MAIL CASH. Your funds will be returned promptly if the offering is terminated.

ITEM 4 - If purchasing through a broker/dealer please list the name, address, and phone number in this box.

ITEM  5  -  The  stock  transfer  industry  has  developed  a  uniform system of shareholder registrations that we will use in the issuance of the Company's common stock. Print the name(s) in which you want the shares registered and the mailing address of the registration. Include the first name, middle initial, and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," etc. SEE YOUR LEGAL OR FINANCIAL ADVISER IF YOU ARE UNSURE ABOUT THE CORRECT REGISTRATION OF YOUR STOCK.

INDIVIDUAL - The shares are to be registered in an individual's name only. You may not list any beneficiaries.

JOINT TENANTS - Joint tenants with right of survivorship identifies two or more owners. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may identify two or more owners. When shares are held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make share purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Shares may only be held in a self-directed IRA. The Company cannot offer a self-directed IRA. The Subscription Agreement must be completed and executed by the IRA Custodian. Please contact the Company if you have any questions about your IRA account.

UNIFORM GIFT TO MINORS - For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, shares may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the child reaches legal age. On the first line, print the first name, middle initial, and last name of the custodian, with the abbreviation "CUST" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Print the first name, middle initial, and last name of the minor on the second "NAME" line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, shares held by John Doe as custodian for Susan Doe under the Ohio Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. OH. Do not forget to use the minor's social security number. Only one custodian and one minor may be designated.

CORPORATION/PARTNERSHIP - Corporations/Partnerships may purchase shares. Please provide the Corporation's/Partnership's legal name and its tax identification number.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity. On the first "NAME" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc. On the second "NAME" line, print either the name of the maker, donor, or testator or the name of the beneficiary. Following the name, indicate the type
          --
of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will. An example of fiduciary ownership of stock in the case of a trust is: "John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement Dated June 9, 1998."

     PROSPECTIVE    INVESTORS    MAY    RELY
ONLY ON THE INFORMATION  CONTAINED  IN  THIS
PROSPECTUS.  NO  ONE HAS  AUTHORIZED  ANYONE
TO   PROVIDE   PROSPECTIVE   INVESTORS  WITH          1,100,000 SHARES
INFORMATION  DIFFERENT  FROM THAT  CONTAINED
IN THIS PROSPECTUS.  THIS PROSPECTUS IS  NOT
AN  OFFER TO SELL NOR IS IT SEEKING AN OFFER
TO BUY THESE SECURITIES IN ANY  JURISDICTION          FUTURUS FINANCIAL
WHERE  THE  OFFER  OR SALE IS NOT PERMITTED.          SERVICES, INC.
THE INFORMATION CONTAINED IN THIS PROSPECTUS
IS CORRECT ONLY  AS  OF  THE  DATE  OF  THIS
PROSPECTUS, REGARDLESS  OF  THE TIME OF  THE
DELIVERY OF THIS PROSPECTUS OR ANY  SALE  OF
THESE SECURITIES.
       _________________________

           TABLE  OF  CONTENTS                    A PROPOSED BANK HOLDING
                                                        COMPANY FOR

                                        Page
                                        ----
Summary. . . . . . . . . . . . . . . .     1
Risk Factors . . . . . . . . . . . . .     7
Caution Regarding Forward-Looking
    Statements . . . . . . . . . . . .    13               FOR
The Offering . . . . . . . . . . . . .    14
Use of Proceeds. . . . . . . . . . . .    17
Capitalization . . . . . . . . . . . .    19
Dividends. . . . . . . . . . . . . . .    20
Management's Discussion and Analysis
    of Financial Condition and Plan of
    Operations . . . . . . . . . . . .    21        FUTURUS BANK, N.A.
Proposed Business of Futurus Financial               (IN ORGANIZATION)
    Services and Futurus Bank. . . . .    24
Management . . . . . . . . . . . . . .    35
Executive Compensation . . . . . . . .    43           COMMON STOCK
Related Party Transactions . . . . . .    49
Description of Capital Stock of
    Futurus Financial Services . . . .    50
Selected Provisions of the Articles
    of Incorporation and Bylaws. . . .    51
Shares Eligible for Future Sale. . . .    56
Supervision and Regulation . . . . . .    57              ----------
Legal Matters. . . . . . . . . . . . .    66              PROSPECTUS
Experts. . . . . . . . . . . . . . . .    66              ----------
Reports to Shareholders. . . . . . . .    66
Additional Information . . . . . . . .    66
Index to Financial Statements. . . . .   F-1
Appendix A:  Subscription Form . . . .   A-1


     UNTIL   _________   2001   (40  DAYS  AFTER
THE DATE OF THIS PROSPECTUS), ALL  DEALERS  THAT
BUY, SELL OR TRADE  THE  COMMON  STOCK,  WHETHER
OR NOT PARTICIPATING IN  THIS OFFERING,  MAY  BE
REQUIRED TO DELIVER A  PROSPECTUS.  THIS  IS  IN
ADDITION   TO   THE   DEALERS'   OBLIGATION   TO
DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS
AND  WITH  RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.                                           JANUARY __, 2001


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Consistent with the applicable provisions of the laws of Georgia, the Registrant's bylaws provide that the Registrant shall have the power to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director, officer, employee or agent is proper because he or she met the applicable standard of conduct shall be made (1) by the board of directors of the Registrant, (2) in certain circumstances, by independent legal counsel in a written opinion or (3) by the affirmative vote of a majority of the shares entitled to vote, but shares owned by or are under voting control of directors who are at the time parties to the proceeding may not vote on the determination.

     In addition, the Registrant's articles of incorporation, subject to exceptions, eliminates the potential personal liability of a director for monetary damages to the Registrant and to the shareholders of the Registrant for breach of a duty as a director. There is no release of liability for (1) a breach of duty involving appropriation of a business opportunity of the Registrant, (2) an act or omission involving intentional misconduct or a knowing violation of law, (3) a transaction from which the director derives an improper material tangible personal benefit or (4) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. The articles of incorporation do not eliminate or limit the right of the Registrant or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     Estimated expenses, other than underwriting discounts and commissions, of the sale of the Registrant's common stock, no par value, are as follows:


     Securities  and  Exchange Commission Registration Fee. . . . . $     3,600
     National Association of Securities Dealers, Inc. Filing Fee . .      1,950
     Blue  Sky  Fees  and  Expenses . . . . . . . . . . . . . . . .      26,000
     Sales  Agent's  Legal  Fees  and  Expenses . . . . . . . . . .      30,000
     Registrant's  Legal  Fees  and  Expenses . . . . . . . . . . .     100,000
     Accounting  Fees  and  Expenses . . . . . . . . . . . . . . .        4,000
     Printing  and  Engraving  Expenses . . . . . . . . . . . . . .      57,000
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .       39,450
                                                                  -------------
           Total . . . . . . . . . . . . . . . . . . . . . . . .  $     262,000
                                                                  =============

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     On December 31, 1999, the Registrant issued to Gregory A. Janicki, in a private placement, one share of the Registrant's Common Stock, no par value, for an aggregate price of $10.00 in connection with the organization of the Company. The sale to Mr. Janicki was exempt from registration under the Securities Act pursuant to Section 4(2) of the Act because it was a transaction by an issuer that did not involve a public offering.

ITEM  27.  EXHIBITS.


EXHIBIT
NUMBER    DESCRIPTION
------    -----------

1.1     Form  of  Underwriting  Agreement*
1.2 Form of Sales Agency Agreement (supercedes the Form of Underwriting Agreement filed as Exhibit 1.1)*
1.3     Form  of  Selling  Agreement*
3.1     Articles  of  Incorporation,  as  amended  and  restated*
3.2     Bylaws*
3.3     Board  Resolution  Adopting  Amendment  to  Section 7.4 of the Company's
        Bylaws*
4.1     Specimen  Common  Stock  Certificate*
4.2 See Exhibits 3.1, 3.2 and 3.3 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock
5.1     Legal  Opinion  of  Powell,  Goldstein,  Frazer  &  Murphy  LLP*
10.1 Lease Agreement by and between Futurus Financial Services, Inc. and Pioneer Real Estate Development, Inc. dated March 9, 2000 and entered into on March 14, 2000 (permanent facility)*
10.2 Lease Agreement by and between Futurus Financial Services, Inc. and Daniel B. Cawart d/b/a Alpharetta Square Shopping Center dated February 15, 2000 (temporary facility)*
10.3 Promissory Note dated August 23, 1999 executed by Futurus Financial Services, Inc. and accepted by The Bankers Bank, Atlanta, Georgia, and form of Commercial Guaranty*
10.4    Form  of  Futurus  Financial  Services,  Inc.  Organizers'  Warrant
        Agreement*
10.5    Futurus  Financial  Services,  Inc.  2000  Stock  Incentive  Plan*
10.6 Project Development and Construction Agreement dated September 28, 1999 and accepted October 2, 1999 by and between Futurus Financial Services, Inc. and KDA Financial, Inc.*
10.7 Project Agreement dated November 30, 1999 by and between Futurus Financial Services, Inc. and The Compass Group d/b/a Stern Marketing Group*
10.8 Amended and Restated Employment Agreement dated as of August 20, 2000 by and between Futurus Bank, N.A. (In Organization), Futurus Financial Services, Inc. and William M. Butler*
10.9 Form of Employment Agreement by and between Futurus Bank, N.A. (In Organization), Futurus Financial Services, Inc. and R. Wesley Fuller*
10.10 Form of Employment Agreement by and between Futurus Bank, N.A. (In Organization), Futurus Financial Services, Inc. and Suzanne T. Phipps*
10.11 Promissory Note dated February 11, 2000 executed by Futurus Financial Services, Inc. and accepted by The Bankers Bank, Atlanta, Georgia, and form of Commercial Guaranty*
10.12 Letter of Agreement dated March 14, 2000 by and between Futurus Financial Services, Inc. and KDA Financial, Inc.*
10.13 Project Agreement dated March 10, 2000 by and between Futurus Financial Services, Inc. and The Compass Group d/b/a Stern Marketing Group*
10.14 Promissory Note dated June 5, 2000 executed by Futurus Financial Services, Inc. and accepted by The Bankers Bank, Atlanta, Georgia, and form of Commercial Guaranty*
10.15   Amended  and  Restated  Form  of  Escrow  Agreement*

10.16 Promissory Note dated September 22, 2000 executed by Futurus Financial Services, Inc. and accepted by The Bankers Bank, Atlanta, Georgia, and form of Commercial Guaranty
23.1    Consent  of  Porter  Keadle  Moore,  LLP  dated  February  7,  2000*
23.2    Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in Exhibit
        5.1)
23.3    Consent  of  Porter  Keadle  Moore,  LLP  dated  April  6,  2000*
23.4    Consent  of  Porter  Keadle  Moore,  LLP  dated  July  5,  2000*
23.5    Consent  of  Porter  Keadle  Moore,  LLP  dated  January  18,  2001*
23.6     Consent  of  Porter  Keadle  Moore,  LLP  dated  February  1,  2001
24.1    Power  of  Attorney*
27.1    Financial  Data  Schedule  (for  SEC  use  only)  12/31/1999*
27.2    Financial  Data  Schedule  (for  SEC  use  only)  3/31/2000*
99.1    Subscription  Form  (see  Appendix  A  of  the  Prospectus)
_______________
*  Previously  filed.



ITEM  28.  UNDERTAKINGS.

     The Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The  undersigned  Registrant  hereby  undertakes  as  follows:

     (a)     (1)     To  file,  during  any  period in which  it offers or sells securities, a post-effective amendment to this Registration
                     Statement  to:

                     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the
                             "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii)    Include   any   additional   or   changed  material
                             information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     The  Registrant  hereby  undertakes  as  follows:

     (b)     (1)    For determining any liability  under  the Securities Act, to treat the  information  omitted from the form of  prospectus filed as part of this  Registration  Statement  in  reliance upon Rule 430A and contained in a form of  prospectus  filed by the  Registrant  under Rule  424(b)(1),  or (4) or 497(h)
                    under  the  Securities  Act as  part  of  this  Registration
                    Statement  as  of  the  time  the  Commission   declared  it
                    effective.

          (2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement Amendment to be signed on its behalf by the undersigned in the City of Alpharetta, State of Georgia, on January 28, 2001.

                                        FUTURUS FINANCIAL SERVICES, INC.


                                        By:  /s/  William M. Butler
                                           --------------------------------
                                           William  M.  Butler
                                           President and Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

      SIGNATURE                      TITLE                              DATE
      ---------                      -----                              ----


  /s/  William M. Butler       President and Chief Executive
---------------------------    Officer, Director*               January 28, 2001
       William M. Butler


  /s/  C. Parke Day +         Secretary, Director               January 28, 2001
---------------------------
       C. Parke Day


/s/  Nathan E. Hardwick, IV +  Director                         January 28, 2001
----------------------------
    Nathan E. Hardwick, IV


/s/  Michael S. Hug +          Director                         January 28, 2001
--------------------------
     Michael S. Hug


/s/  Deborah  M.  Janicki +    Director                         January 28, 2001
--------------------------
     Deborah M. Janicki


/s/  Gregory A. Janicki +      Chairman of the Board of         January 28, 2001
--------------------------     Directors
     Gregory A. Janicki


/s/  Donald S. Shapleigh, Jr. + Director                        January 28, 2001
-----------------------------
     Donald S. Shapleigh, Jr.


/s/  Danny L. Tesney           Treasurer, Director              January 28, 2001
--------------------------
     Danny L. Tesney

/s/  Joel P. Weinbach +       Director                          January 28, 2001
--------------------------
     Joel P. Weinbach


*  Principal  executive,  financial  and  accounting  officer.


+  By:  /s/  William M. Butler
      ---------------------------------
      William  M.  Butler
      Attorney-in-fact